EXHIBIT 4.1

                                                              EXECUTION COPY


                     BEAR STEARNS MORTGAGE SECURITIES INC.,

                                    Depositor


                                       and


                        FIRST TRUST NATIONAL ASSOCIATION,

                                     Trustee


                        --------------------------------

                                POOLING AGREEMENT
                            Dated as of April 1, 1996
                        --------------------------------


                                 $29,923,173.00

                      Bear Stearns Mortgage Securities Inc.
                            Pass-Through Certificates
                                  Series 1996-2

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Defined Terms............................................... 2

                                   ARTICLE II

                     CONVEYANCE OF THE POOLED CERTIFICATES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of the Pooled Certificates...................... 20
Section 2.02. Acceptance of Trust Fund by Trustee;
              Initial Issuance of Certificates........................... 22
Section 2.03. Representations and Warranties of the
              Depositor and the Trustee.................................. 22
Section 2.04. Substitution of Pooled Certificates........................ 28

                                  ARTICLE III

                   ADMINISTRATION OF THE POOLED CERTIFICATES;
                   PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

Section 3.01. Administration of the Trust Fund and
              the Pooled Certificates................................... 29
Section 3.02. Collection of Monies...................................... 29
Section 3.03. Establishment of Certificate and
              Trustee Fee Accounts; Deposits Therein.................... 30
Section 3.04. Permitted Withdrawals From the
              Certificate Account....................................... 32
Section 3.05. Distributions............................................. 33
Section 3.06. Statements to Certificateholders.......................... 35
Section 3.07. Access to Certain Documentation and
              Information............................................... 38
Section 3.08. Calculation of Monthly Distribution
              Amount.................................................... 38

                                   ARTICLE IV

                                THE CERTIFICATES

Section 4.01. The Certificates.......................................... 39
Section 4.02. Registration of Transfer and Exchange
              of Certificates........................................... 41
Section 4.03. Mutilated, Destroyed, Lost or Stolen
              Certificates.............................................. 42
Section 4.04. Persons Deemed Owners..................................... 43

                                   ARTICLE V

                                  THE TRUSTEE

Section 5.01. Duties of Trustee......................................... 44
Section 5.02. Certain Matters Affecting the Trustee..................... 45
Section 5.03. Trustee Not Liable for Certificates or
              Pooled Certificates....................................... 46
Section 5.04. Trustee May Own Certificates.............................. 47
Section 5.05. Trustee's Fees; Indemnification of the
              Trustee................................................... 47
Section 5.06. Eligibility Requirements for Trustee...................... 48
Section 5.07. Resignation and Removal of the Trustee.................... 49
Section 5.08. Successor Trustee......................................... 50
Section 5.09. Merger or Consolidation of Trustee........................ 51
Section 5.10. Appointment of Co-Trustee or Separate
              Trustee................................................... 51

                                   ARTICLE VI

                                 THE DEPOSITOR

Section 6.01. Liability of the Depositor................................ 53
Section 6.02. Merger, Consolidation or Conversion of
              the Depositor............................................. 53
Section 6.03. Limitation on Liability of the
              Depositor and Others...................................... 53

                                  ARTICLE VII

                                  TERMINATION

Section 7.01. Termination............................................... 55

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01. Amendment................................................. 58
Section 8.02. Counterparts.............................................. 59
Section 8.03. Limitation on Rights of Certificate-
               holders.................................................. 59
Section 8.04. Governing Law............................................. 60
Section 8.05. Notices................................................... 60
Section 8.06. Severability of Provisions................................ 61
Section 8.07. Successors and Assigns.................................... 61
Section 8.08. Article and Section Headings.............................. 61
Section 8.09. Notices to Rating Agencies................................ 61

                                   ARTICLE IX

               CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 9.01. Trust Fund and Accounts Held for
              Benefit of the Certificate Insurer........................ 63
Section 9.02. Claims Upon the Policy; Policy
              Payments Account.......................................... 63
Section 9.03. Notices to the Certificate Insurer and
              the Depositor............................................. 65
Section 9.04. Third-Party Beneficiary................................... 65



Exhibit A -   Form of Class A-1 Certificate
Exhibit B -   Copy of the Certificate Guaranty Insurance
              Policy


Schedule A -  Pooled Certificates

          POOLING AGREEMENT, dated as of April 1, 1996, by and between Bear Stearns Mortgage Securities Inc., as depositor (the "Depositor"), and First Trust National Association, as trustee (the "Trustee").


                             PRELIMINARY STATEMENT

          The Depositor intends to cause the issuance of and to sell its Pass-Through Certificates, Series 1996-2 (the "Certificates") representing in the aggregate the entire beneficial ownership of a trust fund (the "Trust Fund"), the primary assets of which are the Pooled Certificates (defined herein).

          All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.

          In consideration of the premises and the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. DEFINED TERMS.

     Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     ACQUIRED MORTGAGE ASSET: Any Underlying Mortgage Loan or related Mortgaged Property acquired and to be serviced and administered on behalf and for the benefit of the Trustee, as Pooled Certificateholder, and the other holders of the related Underlying Series, all in accordance with the related Underlying Agreement.

     AFFILIATE: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling Agreement and all amendments hereof and supplements hereto.

     AVAILABLE FUNDS: As of any date of determination, the aggregate amount on deposit in the Certificate Account as of such date, net of any portion thereof which represents amounts to be paid to any Person pursuant to clause (ii) of
Section 3.04.

     BASE AMOUNT: With respect to any Distribution Date, one-twelfth of the product of 0.0275% and the Class Balance immediately prior to such Distribution Date.

     BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York or in the city in which the Corporate Trust Office of the Trustee or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

     CERTIFICATE: Any Class A-1 Certificate as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially in the form of Exhibit A hereto.

     CERTIFICATE ACCOUNT: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders and the Certificate Insurer pursuant to
Section 3.03. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders and for the Certificate Insurer for the uses and purposes set forth in Article III hereof.

     CERTIFICATE INSURER: MBIA Insurance Corporation, a New York stock insurance corporation, or any successor thereof, as issuer of the Policy.

     CERTIFICATE INSURER DEFAULT: The existence and continuance unremedied for a period of 30 days of any of the following:

                  (a) the Certificate Insurer fails to make a
            payment required under the Policy in accordance with its
                                   terms; or

                        (b)(i) the entry by a court having jurisdiction in the
                premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official for the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                         (ii) the commencement by the Certificate Insurer of a
                voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

     CERTIFICATE INSURER REIMBURSEMENT AMOUNT: An amount equal to the sum of the following, to the extent any such amounts are not otherwise reimbursed to the Certificate Insurer:

                        (a) a sum equal to the total of all Insured Payments
                 paid by the Certificate Insurer under the Policy;

                        (b) a sum, to be paid by the Trustee, the Depositor or
                the Company, as the case may be, pursuant to Sections 3.02, 3.03, 3.04 and 4.07 of the Insurance Agreement; and

                        (c) interest accrued at the Late Payment Rate on any
                and all amounts described in clauses (a) and (b) hereof from the date due to the Certificate Insurer pursuant to the provisions of this Agreement until payment thereof in full.

     CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

     CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, as of any date of determination, the then outstanding principal amount of such Certificate, which is equal to the product of (a) the Percentage Interest evidenced by such Certificate and (b) the then Class A-1 Balance of the Certificates, provided that, solely for purposes of determining the Certificate Insurer's rights as subrogee, the Certificate Balance shall not be reduced by any principal amounts paid to the Holders from Insured Payments.

     CERTIFICATE REGISTRAR AND CERTIFICATE REGISTER: Shall each have the meanings provided in Section 4.02.

     CERTIFICATEHOLDER OR HOLDER: As to the Certificates, the person in whose name a Certificate is registered in the Certificate Register and the Certificate Insurer to the extent of Cumulative Insured Payments, except that, solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Certificates evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all the Certificates.

     CLASS: Collectively, all of the Certificates bearing the same designation.

     CLASS A-1 BALANCE: The aggregate principal amount of Class A-1 Certificates outstanding as of any date of determination, which is equal to the Original Class A-1 Balance minus the aggregate of all distributions of principal previously made on the Class A-1 Certificates pursuant to Sections
3.05 and 7.01(d), provided that, solely for purposes of determining the Certificate Insurer's rights as subrogee, the Class A-1 Balance shall not be reduced by any principal amounts paid to a Holder of a Class A-1 Certificate from Insured Payments.

     CLASS A-1 CERTIFICATE: Any one of the Class A-1 Certificates, as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially in the form of Exhibit A hereto.

     CLASS A-1 PERCENTAGE: The Original Class A-1 Balance divided by the Original Principal Balance, or 100.00%.

     CLASS BALANCE:  The Class A-1 Balance.

     CLOSING DATE:  May 3, 1996.

     CODE:  The Internal Revenue Code of 1986, as amended.

     COMPANY:  Bear Stearns Mortgage Capital Corporation.

     CORPORATE TRUST OFFICE: The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Structured Finance Department, telephone no. (612) 244-0727, facsimile no. (617) 244-0089.

     CUMULATIVE INSURED PAYMENTS: As of any time of determination, the aggregate of all Insured Payments previously made in respect of the Certificates minus the aggregate of all payments previously made to the Certificate Insurer pursuant to clause (C)first of Section 3.05(a) hereof as reimbursement for Insured Payments.

     CURTAILMENT INTEREST SHORTFALL: A shortfall in the amount of interest received on a Pooled Certificate Distribution Date resulting from any partial prepayments on Underlying Mortgage Loans. Curtailment Interest Shortfalls are not covered by the Policy.

     DEFICIENCY AMOUNT:  As defined in the Policy.

     DEFINITIVE CERTIFICATES: The meaning specified in Section 4.01(b) hereof.

     DELETED POOLED CERTIFICATE: A Pooled Certificate replaced by a Substitute Pooled Certificate.

     DEPOSITOR: Bear Stearns Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

     DEPOSITORY: DTC, the nominee of which is Cede & Co., or any successor thereto.

     DEPOSITORY AGREEMENT: The meaning specified in Subsection 4.01(a) hereof.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DISTRIBUTION DATE: With respect to any month, the Distribution Date shall be the third Business Day after the last Pooled Certificates Distribution Date to occur in such month. The first Distribution Date shall occur on May 30, 1996.

     DTC:  The Depository Trust Company.

     ELIGIBLE ACCOUNT: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated at least P-1 by Moody's and A-1+ by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at any time funds are on deposit therein, (ii) a trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity, or (iii) a trust account or accounts maintained with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b).

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     FHLMC:  The Federal Home Loan Mortgage Corporation.

     FINAL DISTRIBUTION DATE: With respect to the Pooled Certificates or the Certificates, as applicable, the Pooled Certificate Distribution Date or the Distribution Date, as applicable, on which the final distribution thereon is to be made in accordance with the related Underlying Agreement or this Agreement, as the case may be.

     FMV OPINION: An opinion of an investment banking firm of national reputation acceptable to the Certificate Insurer (other than an affiliate of the Depositor) which may be obtained in connection with the determination of the Repurchase Price for a repurchase pursuant to Section 2.03(c).

     FNMA:  The Federal National Mortgage Association.

     INDEPENDENT: When used with respect to any specified Person, such a Person who (i) is in fact independent of the Depositor and any Affiliate of the Depositor, (ii) does not have any direct financial interest in the Depositor or in any Affiliate of the Depositor, and (iii) is not connected with the Depositor or any Affiliate of the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     INSURANCE AGREEMENT: The Insurance Agreement, dated as of April 1, 1996, among the Depositor, the Company, the Trustee and the Certificate Insurer, as amended or supplemented in accordance with its terms.

     INSURED PAYMENT:  As defined in the Policy.

     INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the sum of the following amounts for such Distribution Date:

                (i) with respect to the Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1993-50, Class A-14 (the "Class A-14 Certificates"), the Pooled Certificate Class Percentage of an amount equal to (A) the product of (1) 1/12th of a rate equal to the weighted average of the Net Rates of the Underlying Mortgage Loans as of the first day of the related interest accrual period minus 6.50% and (2) the notional amount of the Class A-14 Certificates as of such Pooled Certificate Distribution Date, minus (B) any Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and interest shortfalls as a result of the Relief Act not otherwise covered by subordination or compensating interest allocated to the Class A-14 Certificates with respect to such Pooled Certificate Distribution Date; and

                (ii) with respect to the Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1993-51, Class A-21 (the "Class A-21 Certificates"), the Pooled Certificate Class Percentage of an amount equal to (A) the product of (1) 1/12th of a rate equal to the weighted average of the Net Rates of the Underlying Mortgage Loans as of the first day of the related interest accrual period minus 6.50% and (2) the notional amount of the Class A-21 Certificates as of such Pooled Certificate Distribution Date, minus (B) any Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and interest shortfalls as a result of the Relief Act not otherwise covered by subordination or compensating interest allocated to the Class A-21 Certificates with respect to such Pooled Certificate Distribution Date.

     Notwithstanding the foregoing, if the Depositor repurchases, or elects to substitute one or more Substitute Pooled Certificates for, a Pooled IO Certificate pursuant to Sections 2.03(c) or 2.04 hereof, respectively, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Deleted Pooled Certificate being repurchased or substituted for and to reflect in the case of a repurchase, the Repurchase Price received with respect thereto or in the case of a substitution, the addition of a comparable provision acceptable to the Certificate Insurer with respect to the related Substitute Pooled Certificate.

Capitalized terms used within this definition not otherwise defined in this Agreement shall have the meanings assigned thereto in the related Underlying Agreements as in effect on the Closing Date.

     INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

     LATE PAYMENT RATE: As defined in the Insurance Agreement.

     MAJORITY CERTIFICATEHOLDERS: The Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Class Balance of all the Certificates.

     MONTHLY DISTRIBUTION AMOUNT: With respect to any Distribution Date, the aggregate of (i) the Interest Distribution Amount for such Distribution Date, and (ii) the Principal Distribution Amount for such Distribution Date.

     MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

     MORTGAGE: With respect to any Underlying Mortgage Loan, any mortgage, deed of trust or other similar instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

     MORTGAGE NOTE: The original executed note evidencing the indebtedness of the Mortgagor under an Underlying Mortgage Loan, together with any rider, addendum or amendment thereto.

     MORTGAGED PROPERTY: The real property subject to the lien of a Mortgage.

     MORTGAGOR: The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired a Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     NOTICE OF FINAL DISTRIBUTION: With respect to the Pooled Certificates, any notice provided pursuant to the related Underlying Agreement to the effect that final distribution on a Pooled Certificate shall be made only upon presentment and surrender thereof. With respect to the Certificates, the notice to be provided pursuant to Section 7.01(b) to the effect that final distribution on the Certificates shall be made only upon presentment and surrender thereof.

     OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Depositor or the Trustee, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor, which opinion is addressed to the Certificate Insurer and the Trustee and is reasonably acceptable to the Trustee and the Certificate Insurer.

     ORIGINAL CLASS A-1 BALANCE:  $29,923,173.00.

     PERCENTAGE INTEREST: With respect to any Certificate, the portion of the Class represented by such Certificate, expressed as a percentage, the numerator of which is the initial outstanding principal amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class A-1 Balance.

     PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

                (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in its respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating of "A-1+" and P-1 from S&P and Moody's, respectively;

               (iii) repurchase obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

              (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which securities are rated "AAA" and "Aaa" by S&P and Moody's, respectively, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the sum of the aggregate outstanding principal balance of all Pooled Certificates and the aggregate principal amount of all Permitted Investments in the Certificate Account;

              (v) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available, provided that such commercial paper shall have a remaining maturity of not more than 30 days;

             (vi) certificates or receipts representing ownership interests in future principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts; and

           (vii) any other demand, money market or time deposit obligation, or interest bearing security or investment as may be acceptable to the Certificate Insurer (written confirmation of which shall be furnished to the Trustee) that is rated "A-1 + " and "P-1" by S&P and Moody's, respectively, at the time of such investment.

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

     PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     POLICY: The certificate guaranty insurance policy dated the Closing Date and issued by the Certificate Insurer for the benefit of the Certificateholders, a copy of which is attached hereto as Exhibit B.

     POLICY PAYMENTS ACCOUNT: The account established pursuant to Section 9.02 hereof and maintained by the Trustee for the benefit of the Certificateholders and the Certificate Insurer, which shall at all times be an Eligible Account.

     POOLED CERTIFICATEHOLDER: With respect to Pooled Certificates in physical form, the registered holder of the Pooled Certificates, which following the execution and delivery of this Agreement by the parties hereto and registration on the books of the applicable trustee with respect to the Underlying Series, shall be the Trustee for the benefit of the Certificateholders and the Certificate Insurer and with respect to Pooled Certificates in book-entry form, the Trustee or its Depository Participant for the benefit of the Certificateholders and the Certificate Insurer.

     POOLED CERTIFICATES: The certificates or collateralized mortgage obligations sold by the Depositor to, and registered in the name of, or held for the benefit of, the Trustee pursuant to Section 2.01 or 2.04 and as more particularly described in Schedule A hereto, as amended from time to time (excluding from and after the respective date of substitution or repurchase any Deleted Pooled Certificates and including from and after the date of substitution any Substitute Pooled Certificates).

     POOLED CERTIFICATE CLASS PERCENTAGE: Means, for each class of Pooled Certificates, the percentage which the Pooled Certificate constitutes of its entire class as set forth in Schedule A attached hereto under the caption "Class % in Trust."

     POOLED CERTIFICATE DISTRIBUTION DATE: With respect to each of the Pooled Certificates the 25th day of each month or, if such day is not a business day as defined in the relevant Underlying Agreement, the next succeeding business day as so defined.

     POOLED CERTIFICATE DISTRIBUTION DATE STATEMENT: Each report provided monthly to holders of Pooled Certificates in connection with each Pooled Certificate Distribution Date pursuant to the related Underlying Agreement.

     POOLED IO CERTIFICATE: An "interest only" Pooled Certificate (provided that such Pooled Certificate may have been issued as part of a class with an original principal amount of up to $10,000.)

     POOLED PO CERTIFICATE: A "principal only" Pooled Certificate.

     PREFERENCE AMOUNT: Any amount previously distributed to a Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     PREPAYMENT INTEREST SHORTFALL: A shortfall in the amount of interest received on a Pooled Certificate Distribution Date resulting from any prepayments in full of Underlying Mortgage Loans not accompanied by payment of a full month of interest. Prepayment Interest Shortfalls are not covered by the Policy.

     PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of:

          (i) the aggregate of the principal payments received by the Trustee in respect of the Pooled Certificates on the immediately preceding Pooled Certificate Distribution Date;

         (ii) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1994-S1, Class A-20, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-20 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

       (iii) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1993-S40, Class A-11, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-11 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

        (iv) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1994-S13, Class A-5, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-5 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

          (v) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1994-S7, Class A-14, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-14 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

         (vi) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1993-S45, Class A-17, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-17 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

        (vii) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1993-S39, Class A-15, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-15 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

       (viii) with respect to Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1993-S31, Class A-8, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-8 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

         (ix) with respect to Bear Stearns Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 1993-10, Class P, the Pooled Certificate Class Percentage of the sum of Realized Losses and other losses not otherwise covered by subordination allocated to Class P on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

          (x) with respect to Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 1993 P, Class A-P, the Pooled Certificate Class Percentage of the sum of Realized Losses and other losses not otherwise covered by subordination allocated to Class A-P on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

         (xi) with respect to CMC Securities Corporation III, Collateralized Mortgage Obligations, Series 1994-E, Class E-APO, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and other losses not otherwise covered by subordination allocated to Class E-APO on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

        (xii) with respect to PaineWebber Mortgage Acceptance Corporation IV, Mortgage Pass-Through Certificates, Series 1994- 07, Class A-8, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses and other losses not otherwise covered by subordination allocated to Class A-8 on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

       (xiii) with respect to Sears Mortgage Securities Corporation, Mortgage Pass-Through Certificates, Series 1993-9, Class P, the Pooled Certificate Class Percentage of the sum of Realized Losses and, without duplication, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and other losses not otherwise covered by subordination allocated to Class P on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

        (xiv) with respect to Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-Through Certificates, Series 1993N, Class A-P, the Pooled Certificate Class Percentage of the sum of Realized Losses and other losses not otherwise covered by subordination allocated to Class A-P on such Pooled Certificate Distribution Date pursuant to the relevant Underlying Agreement;

     Notwithstanding the foregoing, if the Depositor repurchases, or elects to substitute one or more Substitute Pooled Certificates for, a Pooled PO Certificate pursuant to Sections 2.03(c) or 2.04 hereof, respectively, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Deleted Pooled Certificate being repurchased or substituted for and to reflect in the case of a repurchase, the Repurchase Price received with respect thereto or in the case of a substitution, the addition of a comparable provision acceptable to the Certificate Insurer with respect to the related Substitute Pooled Certificate.

In the event that the related Underlying Distribution Date is the Final Distribution Date with respect to any of the Pooled Certificates, the Principal Distribution Amount will include any principal which has not been distributed with respect to such Pooled Certificates.

Capitalized terms used within this definition not otherwise defined in this Agreement shall have the meanings assigned thereto in the related Underlying Agreements as in effect on the Closing Date.

     PURCHASE AGREEMENT: The Purchase Agreement dated as of May 2, 1996 between Bear, Stearns & Co., Inc. and the Depositor relating to the Pooled Certificates.

     RATING AGENCY OR RATING AGENCIES: Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be deemed to refer to such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Certificate Insurer, notice of which designation shall be given to the Trustee and the Depositor, and specific ratings of Moody's and S&P shall be deemed to refer to the equivalent ratings of the parties so designated.

     RECORD DATE: With respect to any Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs; provided, however, that for this purpose the Distribution Date is deemed to occur on the 28th of each month, without regard to whether such day is a Business Day.

     RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     REPURCHASE PRICE: In connection with the repurchase of (i) any of the Pooled PO Certificates pursuant to Section 2.03(c) or Section 7.01(a)(i), a price equal to the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase, (ii) any Pooled IO Certificate pursuant to Section 2.03(c), a price equal to the highest bid obtained by the Trustee from three dealers acceptable to the Certificate Insurer (other than affiliates of the Depositor) then active in the market for such Pooled IO Certificate (or such lesser number as may then be active); provided, however, if the Trustee is able to obtain a bid from only one active dealer, then the Trustee may, with the consent of the Certificate Insurer or shall, at the direction of the Certificate Insurer, obtain a FMV Opinion to determine whether such bid is at least equal to the fair market value of such Pooled IO Certificate and the Repurchase Price shall be the higher of the bid or the fair market value of such Pooled IO Certificate as stated in any such FMV Opinion; provided further, however, if the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the Repurchase Price shall be equal to the fair market value of such Pooled IO Certificate as stated in such FMV Opinion and (iii) any Pooled IO Certificate pursuant to Section 7.01(a)(i), a price equal to the portion of the Interest Distribution Amount allocable to such Pooled IO Certificate for such date of repurchase.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer of the Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trusts hereunder and also, with respect to a particular matter, any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     SECURITIES ACT:  The Securities Act of 1933, as amended.

     SENIOR CERTIFICATE: A class of mortgage related securities which has rights that are senior to those of another class or classes (typically called mezzanine and subordinate securities) which include so called super senior and senior securities.

     SINGLE CERTIFICATE: A Certificate with an original Certificate Balance of $1,000.

     SUBSTITUTE POOLED CERTIFICATE: One or more mortgage related securities tendered to the Trustee pursuant to Section 2.04, which meet the following criteria, (i) if the related Deleted Pooled Certificate is a Pooled IO Certificate, the Substitute Pooled Certificate is an "interest only" mortgage related security (provided, that such Substitute Pooled Certificate may have been issued as part of a class with an original principal amount of up to $10,000) bearing interest based upon a weighted average coupon of the Underlying Mortgage Loans, which interest together with the interest payable on all other Pooled IO Certificates (other than the Deleted Pooled Certificate) would have at least equaled the Interest Distribution Amount for the immediately preceding Distribution Date, (ii) if the related Deleted Pooled Certificate is a Pooled PO Certificate, the Substitute Pooled Certificate is a "principal only" mortgage related security having an outstanding principal amount as of the date of substitution no less than the outstanding principal amount of the related Deleted Pooled Certificate as of the date of substitution and (iii) for any Deleted Pooled Certificate, the Substitute Pooled Certificate
(a) is a Senior Certificate, (b) as of the date of substitution, has a weighted average maturity no less than the weighted average maturity of the related Deleted Pooled Certificate, (c) as of the date of substitution, has Underlying Mortgage Loans with a weighted average gross coupon no more than 25 basis points below or no more than 25 basis points above the weighted average gross coupon of the Underlying Mortgage Loans relating to the Deleted Pooled Certificate, (d) has Underlying Mortgage Loans consisting of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 30 years, (e) is rated as of the date of substitution in the highest long-term rating category by each Rating Agency, (f) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by either Rating Agency, written confirmation of which shall be provided by each Rating Agency to the Trustee and the Certificate Insurer, (g) is acceptable to the Certificate Insurer and (h) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an Opinion of Counsel to be provided to the Trustee and the Certificate Insurer.

     TRUSTEE: First Trust National Association, in its capacity as trustee, or its successor in interest.

     TRUSTEE FEE: With respect to any Distribution Date, the monthly fee equal to one-twelfth of the product of 0.03% and the Class Balance immediately prior to such Distribution Date.

     TRUSTEE FEE ACCOUNT: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Trustee and the Certificate Insurer pursuant to Section 3.03.

     TRUSTEE FEE DEPOSIT: With respect to any Distribution Date upon which sufficient amounts with respect to interest have been received on the Pooled Certificates and pursuant to the Policy to pay to the Trustee the Base Amount, an amount equal to the excess, if any, of the Trustee Fee over the Base Amount.

     TRUST FUND: The segregated pool of assets subject hereto, constituting the corpus of the trust created hereby and to be administered hereunder, consisting of:

             (i)     the Pooled Certificates;

            (ii) all amounts payable on the Pooled Certificates following the Closing Date pursuant to the Underlying Agreements;

           (iii) the Certificate Account and the Policy Payments Account and such funds or assets as are from time to time deposited in the Certificate Account and the Policy Payments Account;

            (iv)     the Depositor's rights under the Purchase
                     Agreement; and

            (v) the income, payments and proceeds of each of the foregoing.

     UNDERLYING AGREEMENTS: The agreements pursuant to which the related Pooled Certificates were issued, as in effect on the Closing Date.

     UNDERLYING MORTGAGE LOANS: The mortgage loans in which a Pooled Certificate evidences a beneficial ownership interest.

     UNDERLYING SERIES: Each series of securities which includes one or more classes of Pooled Certificates.

     UNDERLYING EVENT OF DEFAULT: An event of default under an Underlying Agreement.


                                   ARTICLE II

                     CONVEYANCE OF THE POOLED CERTIFICATES;
                       ORIGINAL ISSUANCE OF CERTIFICATES


     Section 2.01. CONVEYANCE OF THE POOLED CERTIFICATES.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor (i) in and to the Pooled Certificates, (ii) in and to the Purchase Agreement and (iii) in and to all other assets constituting the Trust Fund. Such assignment includes, without limitation, all amounts payable on the Pooled Certificates pursuant to the Underlying Agreements following the Closing Date or, with respect to Substitute Pooled Certificates, following the date of substitution.

     (b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, or, with respect to Substitute Pooled Certificates, on the date of substitution, the Depositor shall deliver to, and deposit with, the Trustee the Pooled Certificates together with bond powers executed in blank or in the name of the Trustee, as trustee, except that, with respect to any Pooled Certificates held by the Depository, the Depositor shall have caused the Pooled Certificates to be registered in the book-entry records of DTC in the name of the Trustee. The Depositor also shall deposit with the Trustee no later than the Closing Date or, with respect to Substitute Pooled Certificates, on the date of substitution, the Underlying Agreements with respect to each Pooled Certificate and the most recent Pooled Certificate Distribution Date Statements received by the Depositor.

     (c) In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policy to the Trustee for the benefit of the Certificateholders.

     (d) The transfer of the Pooled Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.

     (e) It is intended that the conveyances by the Depositor to the Trustee of the Pooled Certificates as provided for in this Section 2.01 be construed as a sale by the Depositor to the Trustee of the Pooled Certificates for the benefit of the Certificateholders and the Certificate Insurer. Further, it is not intended that any such conveyance be deemed to be a pledge of the Pooled Certificates by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Pooled Certificates are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Pooled Certificates, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Pooled Certificates, (2) all amounts payable pursuant to the Pooled Certificates in accordance with the terms thereof and (3) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Certificate Account or the Policy Payments Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any agent of the Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party", or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

     The Depositor and the Trustee, at the Depositor's, the Certificate Insurer's or the Majority Certificateholders' direction, shall, to the extent consistent with this Agreement, take such reasonable actions as following consultation with the Certificate Insurer may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Pooled Certificates, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     Section 2.02. ACCEPTANCE OF TRUST FUND BY TRUSTEE;
                   INITIAL ISSUANCE OF CERTIFICATES.

     The Trustee acknowledges receipt of the Policy, the Underlying Agreements, the most recent Pooled Certificate Distribution Date Statements and the receipt by it and the transfer, delivery and assignment to it of the Pooled Certificates, in good faith and without notice of any adverse claim, and the assignment to it of all other assets included in the Trust Fund and declares that it holds and will hold the Pooled Certificates and all other assets included in the Trust Fund and the Policy in trust for the exclusive use and benefit of all present and future Certificateholders and for the benefit of the Certificate Insurer in accordance with the terms of this Agreement. Concurrently with such transfer, delivery and assignment and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust Fund.

     The Trustee shall, within three Business Days of the Closing Date or, with respect to Substitute Pooled Certificates, within three Business Days of the date of substitution, deliver to the applicable trustee for reregistration in the name of the Trustee, as trustee hereunder each Pooled Certificate delivered to it in physical form along with the related bond power received from the Depositor.

     Until the Trust Fund is terminated in accordance with Section 7.01, except as provided herein, the Trustee shall not assign, sell, dispose of or transfer any interest in the Pooled Certificates or any other asset constituting the Trust Fund or permit the Pooled Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

     Section 2.03. REPRESENTATIONS AND WARRANTIES OF THE
                   DEPOSITOR AND THE TRUSTEE.

     (a) The Depositor hereby represents and warrants to the Trustee and for the benefit of the Certificateholders and of the Certificate Insurer, as of the Closing Date and with respect to any Substitute Pooled Certificate, and subject to such exceptions as are acceptable to the Certificate Insurer, as of the related date of substitution, that:

                   (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor is possessed of all licenses necessary to carry on its business.

                   (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full right, power and authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Pooled Certificates to the Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                 (vi) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                (vii) The Depositor was, immediately prior to the transfer of the Pooled Certificates to the Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind (except any lien created by this Agreement).

               (viii) The Depositor acquired the Pooled Certificates in good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA).

                (ix) The Depositor has not assigned any interest in the Pooled Certificates or any distributions thereon, except as contemplated herein.

                (x) The Trustee, in its capacity as a Pooled Certificateholder, will be entitled to distributions under the Underlying Agreements equal to all distributions of interest and principal made on the Pooled Certificates.

               (xi) As of the Closing Date, the Pooled Certificates have an aggregate principal balance greater than or equal to the Original Principal Balance.

              (xii) The information relating to the Pooled Certificates set forth in Schedule A is true and correct in all material respects.

             (xiii) Each Pooled Certificate is either a Certificated Security (as such term is defined in Article 8 of the Uniform Commercial Code), in the possession of the Trustee together with bond powers executed in blank or to the Trustee signed by an appropriate person or an Uncertificated Security (as such term is defined in Article 8 of the Uniform Commercial Code registered on the books of DTC in the name of the Trustee or its financial intermediary on behalf of the Trustee.

              (xiv) The Pooled Certificates were structured to be REMIC regular interests under the REMIC Provisions;

              (xv) The Depositor has no actual knowledge after reasonable inquiry that (a) each trust issuing each Pooled Certificate was not duly created and is not validly existing and (b) each Pooled Certificate (1) was not validly issued by such trust and (2) is not outstanding, (3) is not the legal, valid, binding and enforceable obligation of such trust and (4) is not entitled to the benefits of the pooling and servicing agreement, indenture, trust agreement or other document pursuant to which such Pooled Certificate was issued (except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or to the extent that such enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles).

              (xvi) The Depositor has no actual knowledge after reasonable inquiry that each trust or other issuer issuing Pooled Certificates does not own all right, title and interest in and to the Underlying Mortgage Loans and other property constituting the trust estate of such trust, free and clear of any claim, lien, charge, security interest or other encumbrance (except the lien of the applicable pooling and servicing agreement, indenture, trust agreement or other document pursuant to which each Pooled Certificate was issued), or that (except with respect to the Underlying Mortgage Loans and other property relating to CMC Securities Corporation III, Collateralized Mortgage Obligations, Series 1994-E, CLASS E-APO) such Underlying Mortgage Loans and other property would constitute property of any entity transferring the same to the trust in the event any such transferring entity became subject to proceedings under Section 541 of the United States Bankruptcy Code, 11 U.S.C.ss. 101 et seq., as amended (the "Bankruptcy Code"), and accordingly, payments on the Underlying Mortgage Loans would be subject to the automatic stay of
         Section 362 of the Bankruptcy Code.

              (xvii) The Depositor has no actual knowledge after reasonable inquiry that any pooling and servicing agreement, indenture, trust agreement or other document pursuant to which each Pooled Security was issued was required to be registered or qualified under the Trust Indenture Act of 1939, as amended, except that the Indenture under which CMC Securities Corporation III Collateralized Mortgage Obligations Series 1994-E Class E-APO were issued was required to be so qualified and no trust or other issuer issuing Pooled Certificates was required to be registered as an investment company under the Investment Company Act of 1940, as amended.


     (b) The Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders and of the Certificate Insurer, as of the Closing Date, that:

              (i) The Trustee is a national banking association, duly organized and validly existing under the laws of the United States of America.

              (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

              (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

              (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

              (vii) The Pooled Certificates will be registered in the name of the Trustee; the information relating to the Pooled Certificates set forth on Schedule A hereto conforms to information set forth on the face of the Pooled Certificates and the most recent Pooled Certificate Distribution Date Statements, as applicable; it has acquired the Pooled Certificates on behalf of the Certificateholders and the Certificate Insurer from the Depositor in good faith, for value, and, to the best of the Trustee's knowledge, without notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity, assert any claim or interest in the Pooled Certificates and will hold such Pooled Certificates and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Pooled Certificates.

     (c) It is understood and agreed that the foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either party hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the Certificate Insurer or either party hereto, the party discovering such breach will give prompt written notice thereof to the other party hereto, to the Certificateholders and to the Certificate Insurer. Within thirty (30) days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty of the Depositor that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Certificate Insurer or, if there is a Certificate Insurer Default, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at the Repurchase Price or if either the Certificate Insurer or the Majority Certificateholders exercise the foregoing election, the Depositor shall alternatively at its option substitute a Substitute Pooled Certificate for the Pooled Certificate affected by the breach pursuant to Section 2.04. If the Depositor is to repurchase Pooled Certificates, the Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof. Repurchase of any of the Pooled Certificates pursuant to the foregoing provisions of this Section 2.03(c) shall be accomplished by (i) deposit in the Certificate Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Price, (ii) amending the definitions of "Interest Distribution Amount" and/or "Principal Distribution Amount," as applicable and (iii) amending Schedule A hereto to remove the related Deleted Pooled Certificates.

     Section 2.04. SUBSTITUTION OF POOLED CERTIFICATES. Notwithstanding anything to the contrary in this Agreement, in lieu of repurchasing a Pooled Certificate pursuant to Section 2.03(c), the Depositor may, no later than the date by which such repurchase by the Depositor would otherwise be required, tender to the Trustee a Substitute Pooled Certificate accompanied by an Officer's Certificate of the Depositor that such Substitute Pooled Certificate conforms to the requirements set forth in the definition of "Substitute Pooled Certificate;" PROVIDED, however, that substitution pursuant to this Section
2.04 in lieu of repurchase shall not be permitted after the termination of the two-year period beginning on the Closing Date. The Trustee shall accept any such Substitute Pooled Certificate, which shall thereafter be deemed to be a Pooled Certificate hereunder. In the event of such a substitution, payments received on the Substitute Pooled Certificate for the month in which the substitution occurs shall be the property of the Depositor and payments received on the Deleted Pooled Certificate during such month shall be the property of the Trust Fund. Upon acceptance of the Substitute Pooled Certificate, the Trustee shall release to the Depositor and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Depositor title to and rights under the related Deleted Pooled Certificate released pursuant to this Section
2.04. The Depositor shall deliver the documents related to the Substitute Pooled Certificate in accordance with the provisions of Section 2.01. The representations and warranties set forth in 2.03(a) concerning the Pooled Certificates shall be deemed to have been made by the Depositor with respect to each Substitute Pooled Certificate as of the date of acceptance of such Substitute Pooled Certificate by the Trustee. On or prior to the date of substitution, the Trustee shall (i) amend Schedule A hereto, to reflect such substitution and shall provide a copy of such amended Schedule to the Depositor, the Certificate Insurer and the Rating Agencies (ii) amend the definition of "Interest Distribution Amount" and/or "Principal Distribution Amount" in a manner acceptable to the Certificate Insurer and (iii) provide written acknowledgement to the Certificate Insurer of the receipt by it and the transfer, delivery and assignment to it of the related Substitute Pooled Certificate, in good faith and without notice of any adverse claim, and the assignment to it of all other related assets to be included in the Trust Fund.

                                  ARTICLE III

                   ADMINISTRATION OF THE POOLED CERTIFICATES;
                   PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS


     Section 3.01. ADMINISTRATION OF THE TRUST FUND AND THE
                   POOLED CERTIFICATES.

     If at any time the Trustee, as a holder of a Pooled Certificate, is requested in such capacity, whether by a Certificateholder, a holder of a certificate of an Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including without limitation in connection with the servicing and administration of Acquired Mortgage Assets, an amendment of any Underlying Agreement or the occurrence of an Underlying Event of Default, the Trustee shall promptly notify the Certificate Insurer, all of the Certificateholders and the Depositor of such request and of its planned course of action with respect thereto and shall, in its capacity as a holder of Pooled Certificates, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as the Certificate Insurer, so long as no Certificate Insurer Default exists, directs in writing, or if a Certificate Insurer Default exists, as the Majority Certificateholders shall direct in writing. The Trustee shall promptly furnish to the Certificate Insurer, the Depositor and, upon the written request of a Certificateholder, such Certificateholder, all notices, statements, reports or other information that it receives as holder of the Pooled Certificates, including without limitation information regarding the Underlying Mortgage Loans and any Acquired Mortgage Assets. To the extent the Trustee has actual knowledge thereof, it will provide to the Certificate Insurer notice of any downgrade or withdrawal of the rating assigned by either Rating Agency to any Pooled Certificate.

     Section 3.02. COLLECTION OF MONIES.

     (a) In connection with its receipt of any distribution on the Pooled Certificates on any Pooled Certificate Distribution Date (or such later date on which the Trustee shall receive the related Pooled Certificate Distribution Date Statement), the Trustee shall review each related Pooled Certificate Distribution Date Statement delivered to it and shall confirm that the aggregate amount of such distribution received is consistent with the information contained therein (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of the information set forth on such statements).

     If the Trustee shall not have received a distribution on any Pooled Certificate by 12:00 noon (local time in the City where the Corporate Trust Office is located) on the Business Day following the Pooled Certificate Distribution Date, the Trustee shall promptly notify the Certificate Insurer. If the Trustee shall gain actual knowledge of any Underlying Event of Default, the Trustee shall promptly notify the Certificateholders, the Depositor and the Certificate Insurer of such occurrence and such parties shall proceed in accordance with the terms and conditions of Section 3.01.

     (b) If the Trustee receives a Notice of Final Distribution in respect of any of the Pooled Certificates, the Trustee shall promptly notify the Certificate Insurer of such occurrence and the Trustee shall present and surrender any related Pooled Certificates which are in certificated form for final payment thereon in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Pooled Certificates for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date.

     Section 3.03. ESTABLISHMENT OF CERTIFICATE AND TRUSTEE
                   FEE ACCOUNTS; DEPOSITS THEREIN.

     (a) The Trustee, for the benefit of the Certificateholders and the Certificate Insurer, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account, entitled "First Trust National Association, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Trust Certificates, Series 1996-2", held in trust by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Trustee shall cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to
Section 2.03(c) and 7.01(a)(i), subsequent to the Closing Date to be deposited directly into the Certificate Account. On each Distribution Date the Trustee also shall deposit from the Policy Payments Account into the Certificate Account all Insured Payments received pursuant to Section 9.02(b). The Certificate Account is initially located at the Trustee. The Trustee shall give notice to the Depositor, to the Certificate Insurer and to Certificateholders of any new location of the Certificate Account prior to any change thereof.


     (b) In the event that payments in respect of the Pooled Certificates are received by the Trustee prior to the related Distribution Date, the Trustee may invest such funds deposited in the Certificate Account in one or more Permitted Investments held in the name of the Trustee and shall receive as compensation, in addition to the Trustee Fee, any interest or investment income earned on such Permitted Investments, which may be withdrawn by the Trustee on each Distribution Date and shall not constitute Available Funds, provided that on a Distribution Date with respect to which a claim is being made on the Policy, such investment earnings shall remain in the Certificate Account and shall be deemed Available Funds for such Distribution Date. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before such related Distribution Date and no such investment shall be sold prior to its maturity date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized.

     (c) The Trustee, for the benefit of the Certificateholders and the Certificate Insurer, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Trustee Fee Account"), each of which shall be an Eligible Account, entitled "First Trust National Association, as trustee for the registered holders of Bear Stearns Mortgage Securities Inc. Trust Certificates, Series 1996-2," held in trust (but outside of the Trust Fund established hereby) by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Trustee Fee Account is initially located at the Trustee. The Trustee shall give notice to the Depositor, the Certificate Insurer and the Certificateholders of any new location of the Trustee Fee Account prior to any change thereof. The Trustee Fee Account shall have two subaccounts ("Subaccount One" and "Subaccount Two" and each, a "Subaccount"). On the Closing Date the Depositor shall provide to the Trustee for deposit in Subaccount One $2,500. On each Distribution Date the Trustee shall transfer from the Certificate Account to Subaccount Two the Trustee Fee Deposit for such Distribution Date. The Trustee shall invest any amounts deposited in each Subaccount of the Trustee Fee Account in one or more Permitted Investments held in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer. No such Permitted Investment may mature later than the day before any Distribution Date which in the Depositor's sole discretion is believed to be a Distribution Date upon which the Trustee Fee may exceed interest received on the Pooled Certificates. No investment shall be sold prior to its maturity date unless the investment must be sold to pay the Trustee Fee. The amount of any losses incurred in respect of any investment shall be deposited in the Trustee Fee Account by the Trustee out of its own funds immediately as realized. The Trustee shall be entitled to withdraw on each Distribution Date any interest or investment income on amounts in Subaccount Two as additional compensation. All interest and investment income on amounts in Subaccount One shall be retained in Subaccount One. On any Distribution Date on which the Base Amount exceeds the interest received from the Pooled Certificates and pursuant to the Policy, the Trustee may withdraw the amount of the excess from the Trustee Fee Account, first from Subaccount Two and then from Subaccount One if there are no funds in Subaccount Two, and pay such excess to the Trustee in its individual capacity. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Account shall thereafter be held in the same manner by and for the benefit of the successor trustee. Upon the termination of the Trust Fund, any amount (including earnings) remaining in (i) Subaccount One shall be paid to the Depositor and (ii) Subaccount Two shall be paid to the acting Trustee in its individual capacity.

     (d) The Depositor shall cause all distributions received on the Pooled Certificates by the Depositor or any of its Affiliates after the Closing Date to be deposited directly into the Certificate Account.

     Section 3.04. PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

              (i) to make distributions in the amounts and in the manner provided for in Section 3.05;

             (ii) to pay to the Person entitled thereto any amount deposited in the Certificate Account in error;

            (iii)      to clear and terminate the Certificate Account
                  upon the termination of this Agreement; and

             (iv) to pay itself, as additional compensation, the net reinvestment income permitted to be paid to it as provided in Section 3.03(b).

     On each Distribution Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.04 and in Section 3.05.

     Section 3.05. DISTRIBUTIONS.

     (a) On each Distribution Date, the Trustee shall apply amounts in the Certificate Account representing Available Funds and Insured Payments received pursuant to Section 9.02(b) in the following manner and order of priority, in each case to the extent of the remaining Available Funds and the Insured
Payments: (A) from amounts with respect to interest received on the Pooled Certificates and pursuant to the Policy, if any:

                                   FIRST, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal (other than of earnings from Subaccount Two (as defined in Section 3.03(c))) from the Trustee Fee Account; and

                                   SECOND, to the Certificateholders as
                                   distributions of interest, the Interest
                                   Distribution Amount (less the Trustee Fee) for such Distribution Date and portion, if any, of the Interest Distribution Amount (less the Trustee Fee) for any prior Distribution Date which remains unpaid;

                           (B) from amounts with respect to principal received on the Pooled Certificates and pursuant to the Policy, if any, to the Certificateholders as distributions of principal, the lesser of (i) the Principal Distribution Amount for such Distribution Date and for any prior Distribution Date which remains unpaid and (ii) the Class A-1 Balance immediately prior to such Distribution Date; and

                           (C)     from any remaining amounts:

                                   FIRST, to pay the Certificate Insurer the Certificate Insurer Reimbursement Amount; and

                                   SECOND, to the extent of the balance, if any, of such Available Funds still remaining, to the Certificateholders as additional distributions of interest.

     If any Pooled Certificate Distribution Date Statement has not been received by the Trustee by the close of business on the Business Day prior to the Distribution Date, the Trustee shall pay the portion of the Available Funds on deposit in the Certificate Account attributable to such Pooled Certificates to the Certificateholders. After receipt of such Pooled Certificate Distribution Date Statement, the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. In addition, if the Trustee has not received a distribution on a Pooled Certificate by 3:00 P.M. (or 10:00 A.M. if a claim is to be made under the Policy) (in each case local time in the city where the Corporate Trust Office is located) on the second Business Day following the Pooled Certificate Distribution Date, the distribution allocable to such Pooled Certificate (including any amount to be drawn on the Policy with respect thereto) will not be made on the immediately following Distribution Date, but will be made on the next succeeding Distribution Date.

     (b) All distributions made to Certificateholders pursuant to Section 3.05(a) on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates based upon their respective Percentage Interests and, except in the case of the final distribution to the Certificateholders, shall be made to the Holders of record on the related Record Date. Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Certificates with an aggregate initial Certificate Balance of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final distribution to each Certificateholder will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     (c) Each Holder of a Certificate, by its acceptance of such Certificate, hereby agrees that, in the event any distribution is made to any Holder of a Certificate from amounts paid under the Policy, the Certificate Insurer shall be subrogated to the rights of the Holders of such Certificate in the manner provided in Section 9.02 hereof to receive from amounts on deposit in the Certificate Account the distributions allocable to principal and interest that would have been distributable to such Holder if no such distribution to such Holder had been made from amounts paid under the Policy.

     (d) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

     (e) The Trustee may conclusively rely on the information set forth in the Pooled Certificate Distribution Date Statements in making the calculations called for in this Section 3.05, including, without limitation, the determinations of the Interest Distribution Amount and the Principal Distribution Amount. If the information available to the Trustee in any Pooled Certificate Distribution Date Statement is insufficient to make the calculations provided for in this Section 3.05, the Trustee shall promptly request the underlying trustee with respect to the Pooled Certificates to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. If such information is not received from such underlying trustee, the Trustee shall not be responsible for making any such adjustment.

     Section 3.06. STATEMENTS TO CERTIFICATEHOLDERS.

     On each Distribution Date, the Trustee shall prepare, and shall forward by mail, a statement to each Certificateholder, the Depositor, the Rating Agencies and to the Certificate Insurer stating:

                  (i)      the Available Funds for such Distribution Date;

                 (ii)      the Interest Distribution Amount and the
                           Principal Distribution Amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms as set forth in Section 1.01 hereof and as reported in the related Pooled Certificate Distribution Date Statements or other information received from the underlying trustees with respect to the Pooled Certificates;

                (iii) the Class Balances before and after applying payments on such Distribution Date;

                (iv) the effective interest rate on the Certificates for such Distribution Date;

                (v) the outstanding principal and/or notional amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date, and the current interest rate, interest shortfalls (separately stating in the aggregate those relating to Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and those resulting from the application of the Relief Act not covered by subordination orcompensating interest) and current realized losses allocated to each of the Pooled Certificates for such Distribution Date;

                (vi) any amount in the Trustee Fee Account applied to pay the Trustee Fee and the balance of the Trustee Fee Account as of such Distribution Date; and

               (vii) the amount of any Insured Payment made to Certificateholders on such Distribution Date (and the Distribution Dates to which such payment relates), the amount of any Certificate Insurer Reimbursement Amount paid to the Certificate Insurer on such Distribution Date pursuant to clause (C) FIRST of Section 3.05(a) and the amount of Cumulative Insured Payments after giving effect to any such Insured Payment made to Certificateholders and/or any such Certificate Insurer Reimbursement Amount payment to the Certificate Insurer.

     In the case of the information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate. The Trustee's responsibility for reporting the above information is limited to the availability, timeliness, and accuracy of the information set forth in the Pooled Certificate Distribution Date Statements and any additional written information requested by the Trustee with respect to the Pooled Certificates. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in the statement prepared after receipt of such information.

     In addition, the Trustee promptly will furnish to the Depositor and to the Certificate Insurer, and upon the written request of a Certificateholder, to such Certificateholder, copies of any notices, statements, reports or other communications including, without limitation, the Pooled Certificate Distribution Date Statements, received by the Trustee in its capacity as a holder of Pooled Certificates. The Trustee shall furnish copies of all Pooled Certificate Distribution Date Statements to the Rating Agencies promptly after its receipt of same. The Trustee may fulfill its obligations hereunder with respect to the distribution of the Pooled Certificate Distribution Date Statements by mailing the same together with the statements to Certificateholders required pursuant to the first paragraph of this Section 3.06.

     On or before March 31st of each calendar year, commencing in 1997, the Trustee shall prepare and deliver by first class mail to the Certificate Insurer, the Depositor and to each Person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and (iv) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

     The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust Fund, federal income tax and information returns with the Internal Revenue Service ("IRS") and Minnesota income tax returns and the returns of any other state taxing authority the necessity of filing of which shall have been confirmed to the Trustee in writing either by the delivery of an Opinion of Counsel to such effect or by the delivery to the Trustee of a written notification to such effect by the taxing authority of any such state. The Depositor shall provide the Trustee within 10 days of the Closing Date all information deemed necessary by the Trustee to fulfill its obligations under this paragraph. The Trustee shall furnish to each Certificateholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust Fund to enable Certificateholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.


     Section 3.07. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION.

     The Trustee shall provide to the Depositor and to the Certificate Insurer access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three Business Days' written request and during normal business hours at offices designated by the Trustee.

     Section 3.08. CALCULATION OF MONTHLY DISTRIBUTION AMOUNT.

     All calculations of the Monthly Distribution Amount for any Distribution Date and of the amount of any shortfall with respect thereto as to which a claim on the Policy will be made shall be performed by the Trustee in reliance on the information provided to it in the applicable Pooled Certificate Distribution Date Statements and any additional written information requested by the Trustee with respect to the Pooled Certificates. The Trustee shall promptly communicate the results of its calculations to the Certificate Insurer pursuant to Section 9.02, and to the Depositor and the Certificateholders (which obligation may be satisfied through the distribution of the statements required under Section 3.06).

                                   ARTICLE IV

                                THE CERTIFICATES


     Section 4.01. THE CERTIFICATES.

     (a) The Depository, the Depositor and the Trustee have entered into a Depository Agreement dated as of May 3, 1996 (the "Depository Agreement"). Except as provided in Subsection 4.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of the Certificate Owners for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

     All transfers by Certificate Owners of Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) If (i)(A) the Depositor advises the Trustee and the Certificate Insurer in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Trustee and the Certificate Insurer in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     (c) The Certificates shall be substantially in the form set forth in Exhibit A hereto. The Certificates shall be executed by manual signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Pending the preparation of Definitive Certificates, the Trustee may sign and the Certificate Registrar may authenticate temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and the Certificate Registrar shall authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of Definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Definitive Certificates.


     (d) The Certificates will be registered as a single Certificate held by a nominee of the Depository, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $50,000 and increments of $1 in excess thereof, except that one Certificate may be issued in a different amount so that the sum of the denominations of all outstanding Certificates shall equal the Original Class A-1 Balance.

     Section 4.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the offices of the Certificate Registrar maintained for such purposes. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, any other bank or trust company in New York to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Certificate Insurer and, if it is no longer the Certificate Registrar, the Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     Every Certificateholder agrees with the Certificate Registrar, the Certificate Insurer and the Trustee that neither the Certificate Registrar, the Certificate Insurer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     (b) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

     (c) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (d) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (e) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (f) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar without liability on its part.

     Section 4.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) (except in the case of a mutilated Certificate) there is delivered to the Trustee, the Certificate Insurer and the Certificate Registrar such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 4.04. PERSONS DEEMED OWNERS.

     Prior to due presentment of a Certificate for registration of transfer, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer and any agent of the Depositor, the Trustee, the Certificate Registrar or the Certificate Insurer may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer nor any agent of the Depositor, the Trustee, the Certificate Registrar or the Certificate Insurer shall be affected by notice to the contrary.

                                   ARTICLE V

                                  THE TRUSTEE


     Section 5.01. DUTIES OF TRUSTEE.

     (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement and the Underlying Agreements; PROVIDED, HOWEVER, that the Trustee shall not be responsible to determine, confirm or recalculate the accuracy or content of any such resolution, certificate or other instrument furnished to it pursuant to this Agreement including, without limitation, the Pooled Certificate Distribution Date Statements. The Trustee shall notify the Certificateholders, the Rating Agencies and the Certificate Insurer of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

     The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 3.01, 3.02, 3.06 and 7.01.

     (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                     (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the Depositor to the Trustee and which on their face, do not contradict the requirements of this Agreement;

                     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Majority Certificateholders in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                   (iv) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Trustee hereunder to perform routine administrative duties in accordance with the terms hereof; and

                   (v) The Trustee shall not be deemed to have notice of any Underlying Event of Default or other fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Trustee at its Corporate Trust Office.

     Section 5.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

     Except as otherwise provided in Section 5.01:

                   (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                   (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as the case may be, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                    (iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

                     (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care.

     Section 5.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR POOLED CERTIFICATES.

     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II and the signature of the Trustee on each Certificate) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Certificates (other than that the Certificates shall be duly and validly executed by it as Trustee and authenticated by it as Certificate Registrar) or of the Pooled Certificates or any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment and delivery of the Pooled Certificates.

     Section 5.04. TRUSTEE MAY OWN CERTIFICATES.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 5.05. TRUSTEE'S FEES; INDEMNIFICATION OF THE TRUSTEE.

     (a) The Trustee shall withdraw the Trustee Fee, as compensation, from the Certificate Account and, to the extent necessary, the Trustee Fee Account, as provided in Sections 3.03(c) and 3.05 hereof.

     (b) Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Depositor against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.


     If any such loss, liability or expense is incurred in connection with any action or proceeding threatened, pending or instituted, whether civil, criminal, administrative, arbitrative or investigative, against an indemnified person, the amount shall be paid by the Depositor unless the Depositor (i) assumes the defense of the indemnified person with counsel reasonably satisfactory to the Trustee and pays any such loss, liability or expense in connection therewith, or (ii) makes other arrangements satisfactory to the Trustee. Upon notice of such action or proceeding, the Trustee promptly shall notify the Depositor of the action or proceeding (with a copy of such notice being provided to the Certificate Insurer), and the Depositor promptly shall notify the Trustee whether or not it elects the alternative in clause (i) or
(ii) of the preceding sentence. If any such loss, liability or expense is not incurred in connection with any such action or proceeding, the amount shall be paid by the Depositor.

     The provisions of this Section 5.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     Section 5.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

     The Trustee hereunder shall at all times be a trust company or banking institution acceptable to the Certificate Insurer organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such trust company or banking institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital, surplus and undivided profits of such trust company or banking institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Depositor or of any Person involved in the organization or operation of the Depositor. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.


     Section 5.07. RESIGNATION AND REMOVAL OF THE TRUSTEE.

     (a) The Trustee may upon 30 days' notice resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Certificateholders and the Certificate Insurer. Upon receiving such notice of resignation, the Certificate Insurer may (provided there is not a Certificate Insurer Default) appoint a successor trustee and, if there is a Certificate Insurer Default or the Certificate Insurer fails to appoint promptly a successor trustee, the Depositor shall (in the latter case, with the consent of the Certificate Insurer) promptly appoint a successor trustee (in the latter case, acceptable to the Certificate Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. A copy of such instrument shall be delivered to the Certificate Insurer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 and shall fail to resign after written request therefor by the Depositor (with the prior written consent of the Certificate Insurer so long as no Certificate Insurer Default exists), the Certificate Insurer or the Majority Certificateholders (with the prior written consent of the Certificate Insurer so long as no Certificate Insurer Default exists), or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificate Insurer or the Depositor may, so long as no Certificate Insurer Default exists, with the prior written consent of the Certificate Insurer, or shall at the direction of the Certificate Insurer so long as no Certificate Insurer Default exists, remove the Trustee and, with the prior written consent of the Certificate Insurer so long as no Certificate Insurer Default exists, appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. A copy of such instrument shall be delivered to the Certificate Insurer by the Depositor.

     (c) The Certificate Insurer or the Majority Certificateholders, so long as no Certificate Insurer Default exists with the prior written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Certificate Insurer by the Depositor. All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

     (d) Notwithstanding anything to the contrary contained herein, (i) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section
5.08 and (ii) no entity may be appointed as a successor trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Certificates by a Rating Agency.

     Section 5.08. SUCCESSOR TRUSTEE.

     (a) Any successor trustee appointed as provided in Section 5.07 shall execute, acknowledge and deliver to the Depositor, the Certificateholders, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Pooled Certificates and related documents and statements held by it hereunder, and the Depositor, the Trustee and the predecessor trustee shall execute and deliver such instruments and do such other things as may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and to all Certificateholders at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     Section 5.09. MERGER OR CONSOLIDATION OF TRUSTEE.

     Any trust company or banking institution into which the Trustee may be merged or converted or with which it may be consolidated or any trust company or banking institution resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any trust company or banking institution succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such trust company or banking institution shall be eligible under the provisions of Section 5.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificate Insurer, the Depositor and to the Certificateholders at their address as shown in the Certificate Register.

     Section 5.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.06 hereunder; provided, that if the co-trustee or separate trustee does not meet such eligibility standards, the Trustee shall remain liable for its actions hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed jointly by the Trustee and such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE VI

                                 THE DEPOSITOR


     Section 6.01. LIABILITY OF THE DEPOSITOR.

     The Depositor shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor herein.

     Section 6.02. MERGER, CONSOLIDATION OR CONVERSION OF THE DEPOSITOR.

     Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Certificates and to perform its duties under this Agreement.

     The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Certificate Insurer shall have given its prior written consent if such merger, consolidation, or transfer of all or substantially all of the Depositor's assets will adversely affect the shadow rating granted by either Rating Agency to the Certificate Insurer in connection with the transaction contemplated hereby.

     Section 6.03. LIMITATION ON LIABILITY OF THE DEPOSITOR AND OTHERS.

     Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Provided that such action is not related to its representations made in or its duties under this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

                                  ARTICLE VII

                                  TERMINATION


     Section 7.01. TERMINATION.

     (a) The respective obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon the earlier of (i) the repurchase by or at the direction of the Depositor, or if the Depositor does not exercise such option, the repurchase by the Certificate Insurer, of all Pooled Certificates at the Repurchase Price therefor as of the date of such repurchase plus payment to the Certificate Insurer of the Certificate Insurer Reimbursement Amount; provided that any such purchase of the Pooled Certificates and termination of the Trust requires the consent of the Certificate Insurer if it would result in a draw on the Policy; or (ii) the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder on the Final Distribution Date following receipt of the final distribution to be made on the Pooled Certificates plus payment to the Certificate Insurer of the Certificate Insurer Reimbursement Amount; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. The right of the Depositor or its designee, or if the Depositor does not exercise such option, the right of the Certificate Insurer, to repurchase all Pooled Certificates pursuant to Section 7.01(a)(i) shall be exercisable only if the aggregate outstanding principal balance of such Pooled Certificates of the time of any such repurchase is 10% or less than their outstanding principal balance on the Closing Date.

     (b) The Trustee shall, in accordance with Section 8.05, give a Notice of Final Distribution to the Certificateholders, the Certificate Insurer, the Depositor and the Rating Agencies as soon as practicable of the Distribution Date on which the Trustee anticipates that the final distribution will be made on the Certificates, which notice shall:

             (i) specify the Distribution Date on which the final distribution is anticipated to be made to Certificateholders;


            (ii)   specify the amount of any such final
                   distribution, if known; and

            (iii) state that the final distribution to Certificateholders will be made only upon presentment and surrender of Certificates at the office of the Trustee therein specified.

If the Trust Fund is not terminated on the anticipated Distribution Date for any reason, the Trustee shall promptly mail notice thereof to each Certificateholder, the Certificate Insurer, the Depositor and to the Rating Agencies.

     (c) Upon presentment and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Distribution Date pursuant to Section 3.05(a). Any funds not distributed on the Final Distribution Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non- tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

     (d) If the option by the Depositor or the Certificate Insurer, as the case may be, to repurchase or cause the repurchase of all Pooled Certificates under
Section 7.01(a)(i) above is exercised, the Depositor and/or its designee, or the Certificate Insurer, as the case may be, shall deposit in the Certificate Account, by 10:00 a.m., New York City time, on the applicable Distribution Date, an amount equal to the Repurchase Price for the Pooled Certificates being purchased by the Depositor or the Certificate Insurer, as the case may be, and shall pay to the Certificate Insurer the Certificate Insurer Reimbursement Amount. Upon the presentation and surrender of the Certificates, the Trustee, as paying agent, shall distribute the Repurchase Price as follows to the extent of such amount:

                  FIRST, to pay the Trustee Fee to the Trustee;

                  SECOND, the amount otherwise distributable to the Certificateholders on such Distribution Date but for such repurchase;

                  THIRD, to the Certificateholders as distributions of interest, the interest portion included in the Repurchase Price;

                  FOURTH, to the Certificateholders as distributions of principal, the principal portion included in the Repurchase Price, up to the outstanding Class A-1 Balance;

                  FIFTH, to pay the Certificate Insurer the Certificate Insurer Reimbursement Amount; and

                  SIXTH, to the extent of the balance, if any, of such Repurchase Price still remaining, to the Certificateholders as additional distributions of interest.

Upon deposit of the required Repurchase Price, payment of the Certificate Insurer Reimbursement Amount and delivery to the Trustee of an Officer's Certificate from the Depositor or the Certificate Insurer, as the case may be, certifying that such deposit of the Repurchase Price in the Certificate Account and payment to the Certificate Insurer has been made, following such final Distribution Date, the Trustee shall promptly release to the Depositor and/or its designee, or the Certificate Insurer, as the case may be, the Pooled Certificates, subject to the Trustee's obligation to hold any amounts payable to Certificate- holders in trust without interest pending final distributions pursuant to Section 7.01(c).

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


     Section 8.01. AMENDMENT.

     (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without the prior consent of any Certificateholder and, provided no Certificate Insurer Default exists, with the prior written consent of the Certificate Insurer:

                (i) to cure any ambiguity;

               (ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein;

              (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement; and

              (iv) to make such modifications as may be permitted or required hereunder in connection with a repurchase or substitution of a Pooled Certificate pursuant to Section 2.03(c) or 2.04 hereof.

provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer (the expense of which shall be paid for by the Depositor), adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

     (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the prior written consent of the Certificate Insurer (provided no Certificate Insurer Default exists) and the Majority
Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate;

           (ii) modify the provisions of this Section 8.01 without the consen of the Holders of all Certificates;

          (iii) be made unless and until the Trustee and the Certificate Insurer shall have received an Opinion of Counsel (at the expense of the party seeking such amendment but in no event at the expense of the Trust
     Fund) to the effect that such amendment shall not adversely affect the status of the Trust as a grantor trust for federal income tax purposes; or

         (iv) increase the obligations of the Certificate Insurer under the Policy unless the Certificate Insurer has consented thereto notwithstanding that a Certificate Insurer Default exists and any such amendment entered into without such consent shall not be effective as against the Certificate Insurer.

     (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Certificate Insurer. It shall not be necessary for the consent of Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 8.02. COUNTERPARTS.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 8.03. LIMITATION ON RIGHTS OF CERTIFICATE- HOLDERS.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless, so long as no Certificate Insurer Default exists, the Certificate Insurer has given its prior written consent, unless such Holder previously shall have given to the Trustee, the Depositor and to the Certificate Insurer a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Majority Certificateholders shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee and the Certificate Insurer such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the prosecution and enforcement of the rights granted under this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.04. GOVERNING LAW.

     This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state (without reference to the conflicts of law provisions of such state), and the obligations, rights and remedies of the parties hereunder and the Certificateholders shall be determined in accordance with such laws.

     Section 8.05. NOTICES.

     All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Bear Stearns Structured Securities Inc., 245 Park Avenue, New York, New York 10167, or such other address as may hereafter be furnished to the Trustee and the Certificate Insurer in writing by the Depositor; (b) in the case of the Trustee, First Trust National Association 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance, or such other address as may hereafter be furnished to the Depositor and the Certificate Insurer in writing by the Trustee; (c) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10007, Attention:
Insured Portfolio Management - SF-Bear Stearns Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-2, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Certificate Insurer; (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Mortgage Pass-Through Monitoring Group; and (e) in the case of S & P, Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004, Attention: Residential Mortgage Surveillance Group.

     Section 8.06. SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 8.07. SUCCESSORS AND ASSIGNS.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders and the Certificate Insurer.

     Section 8.08. ARTICLE AND SECTION HEADINGS.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 8.09. NOTICES TO RATING AGENCIES.

     The Trustee shall notify each Rating Agency and the Certificate Insurer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), (d), (f),
(g) or (h) below or provide a copy to each Rating Agency and the Certificate Insurer at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

                  (a)      a material change or amendment to this Agreement,

                  (b) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

                  (c) the monthly distribution statement required to be delivered to the Certificateholders pursuant to
                           Section 3.06,

                  (d)      the non-conformance of any documents pursuant to
                           Section 5.01(a),

                  (e) the Notice of Final Distribution required to be delivered pursuant to Section 7.01(b),

                  (f)      a Certificate Insurer Default shall occur,

                  (g)      a claim is made by the Trustee on the Policy, and

                  (h) a change in the location of the Certificate Account or the Trustee Fee Account.

The Depositor shall notify each Rating Agency and the Certificate Insurer of any change in its identity.

                                   ARTICLE IX

               CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER


     Section 9.01. TRUST FUND AND ACCOUNTS HELD FOR BENEFIT
                   OF THE CERTIFICATE INSURER.

     The Trustee shall hold the Trust Fund and the Policy for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

     The Trustee hereby acknowledges and agrees that it shall hold, service and administer the Pooled Certificates, and shall maintain the Certificate Account and the Policy Payments Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

     Section 9.02. CLAIMS UPON THE POLICY; POLICY PAYMENTS ACCOUNT.

     (a) The Trustee shall determine each month whether a Deficiency Amount exists with respect to the related Distribution Date. If any Pooled Certificate Distribution Date Statement has not been received or does not contain sufficient information to determine the Monthly Distribution Amount, the Trustee shall promptly request such Pooled Certificate Distribution Date Statement or information from the trustee with respect to the Pooled Certificates. To the extent the Trustee, based upon the Pooled Certificate Distribution Date Statements and any additional information, if applicable, determines that a Deficiency Amount exists, the Trustee shall complete a notice in the form of Exhibit A to the Policy (the "Notice") and submit the Notice to the Certificate Insurer or its agent no later than 12:00 noon New York City time on the first Business Day prior to the Distribution Date, as a claim for an Insured Payment in an amount equal to such Deficiency Amount. If the Trustee does not receive any Pooled Certificate Distribution Date Statement or information in sufficient time to submit the Notice to the Certificate Insurer as aforesaid or to include the amount of any deficiency with respect to the related Pooled Certificates in such notice to the Certificate Insurer, the Trustee shall give such notice at or before 12:00 noon New York City time on the first Business Day prior to the next succeeding Distribution Date.

     (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account which shall be a non-interest bearing account. Amounts deposited in the Policy Payments Account shall remain uninvested. The Trustee shall deposit any Insured Payment with respect to a Deficiency Amount in the Policy Payments Account. Amounts paid under the Policy with respect to a Deficiency Amount shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee in accordance with Section 3.05(a) and this Section 9.02(b).

     On any Distribution Date with respect to which a claim has been made under the Policy with respect to a Deficiency Amount, the amount of any funds received by the Trustee from the Certificate Insurer as a result of any such claim under the Policy shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trustee, together with the other funds to be withdrawn from the Certificate Account pursuant to
Section 3.05(a), directly to the payment in full of the Monthly Distribution Amount due on the Certificates on such Distribution Date. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

     (d) The Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Insured Payment with respect to a Deficiency Amount from the Certificate Insurer and (ii) distribute such Insured Payment as set forth in subsection (b) above. Insured Payments received by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Certificates, nor shall such receipt of such Insured Payments discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become the owner of such amounts as the deemed assignee of the Certificateholder and each Certificateholder, by its acceptance of its Certificates, hereby agrees for the benefit of the Certificate Insurer that the Trustee shall recognize that to the extent the Certificate Insurer deposits Insured Payments with the Trustee, the Certificate Insurer will be entitled to receive the Certificate Insurer Reimbursement Amounts in accordance with the priority set forth in Section 3.05 hereof.

     (e) The Trustee shall make claims for Preference Amounts in accordance with the terms of the Policy. In the event that any Insured Payment constitutes a Preference Amount, payment of such amount shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Certificateholder unless such Certificateholder has returned principal or interest paid on the Certificates to such trustee in bankruptcy, in which case payment shall be disbursed to such Certificateholder, in each case, in accordance with the terms of the Policy.

     Section 9.03. NOTICES TO THE CERTIFICATE INSURER AND
                   THE DEPOSITOR.

     All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders or the Certificate Insurer shall also be sent to the Depositor.

     Section 9.04. THIRD-PARTY BENEFICIARY.

     The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if it were a party hereto.

     IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

                                           BEAR STEARNS MORTGAGE SECURITIES
                                           INC., as Depositor



                                           By:     /S/ RICHARD LANDAU
                                           Name:    Richard Landau
                                           Title:   President



                                           FIRST TRUST NATIONAL ASSOCIATION,
                                   as Trustee



                                           By:   /S/ EVE D. KAPLAN
                                           Name:   Eve D. Kaplan
                                           Title:  Vice President

STATE OF NEW YORK )
                    ss:
COUNTY OF NEW YORK)

     On the 3rd day of May, 1996 before me, a notary public in and for said State, personally appeared Richard S. Landau, known to me to be the President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /S/ STEVE LEVITAN
                                                Notary Public

[Notarial Seal]                      Commission Expires: February 16, 1998

STATE OF MINNESOTA)
                                 ss:
COUNTY OF RAMSEY  )


     On the 3rd day of May, 1996 before me, a notary public in and for said State, personally appeared Eve D. Kaplan, known to me to be a Vice President of First Trust National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /S/ TIMOTHY A. BOURDREAUX
                                                      Notary Public

[Notarial Seal]                         Commission Expires: January 31, 2000

                                    EXHBIT A

                          FORM OF CLASS A CERTIFICATE

    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THE CERTIFICATE WAS ISSUED ON MAY 3, 1996.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           PASS-THROUGH CERTIFICATE,
                            NO. A-1-1 SERIES 1996-2
                  evidencing a beneficial interest in a Trust
 consisting primarily of the Pooled Certificates (as defined in the Agreement)
                                    sold by

                     BEAR STEARNS MORTGAGE SECURITIES INC.
                             CUSIP No. 073914 PE 7

Class                           : A-1              Initial Principal Amount
First Distribution Date         : May 30, 1996     of this Certificate
Assumed Final Distribution Date : January 28, 2025 ("Denomination"):$29,923,173

Approximate Original Class
Principal Amount                :  $ 29,923,173
Pass-Through Rate               :  The effective per annum interest rate borne
                                   by the Certificates during each Interest
                                   Accrual Period with respect to a Distribution
                                   Date will equal a fraction, expressed as a percentage truncated at the second decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled
                                   Certificates and pursuant to the Policy, if any, for the related Interest Accrual Period
                                   (net of the related Trustee Fee) multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution
                                   Date.

THIS CERTIFIES THAT
                                  CEDE & CO.

is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of all or a portion of 13 separate senior classes of principal-only mortgaged-backed securities and two separate senior classes of interest-only mortgaged-backed securities (the "Pooled Certificates") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Trust was created pursuant to the Pooling Agreement dated as of April 1, 1996 (the "Agreement"), between BSMSI, as depositor, and First Trust National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during each calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs at a per annum rate equal to the Pass-Through Rate as set forth above. Distributions of principal and interest on the Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the third Business Day after the last distribution date in such month with respect to any class of Pooled Certificates (each, a "Pooled Certificate Distribution Date"). Each Pooled Certificate Distribution Date is the 25th day of each month or if any such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day as so defined, commencing on the First Distribution Date specified above. Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 28th of each month, without regard to whether such day is a Business Day. The Assumed Final Distribution Date is the Distribution Date in January 2025.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate initial Certificate Balance of not less than $1,000,000, by wire transfer in immediately available funds to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                     BEAR STEARNS MORTGAGE SECURITIES INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.
         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust and to payments made under the Certificate Guaranty Insurance Policy (the "Policy"), if any, for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.
         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing more than 50% of the aggregate Class Balance of the Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.
         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of St. Paul, State of Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate principal amount will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Class and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate principal amount, as requested by the Holder surrendering the same.
         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Certificate Registrar and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.
         The obligations created by the Agreement and the Trust created thereby (other than the obligations to make certain payments and send certain notices to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the repurchase by or at the direction of the Depositor, or if the Depositor does not exercise such option, the repurchase by the Certificate Insurer of all Pooled Certificates; (ii) the sale of the Pooled Certificates on the Distribution Date following a Distribution Date on which the Trustee Fee exceeds the interest received on the Pooled Certificates and under the Policy, if any, and the amount in the Trustee Fee Account and the Class Balance is 1% or less of the Original Principal Balance of the Certificates; or (iii) the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them under the Agreement on the Final Distribution Date following receipt of the final distribution to be made on the Pooled Certificates. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.
                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

    I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                              Signature by or on behalf of assignor

                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

account number                       , or, if mailed by check to

Applicable statements should be mailed to,


This information is provided by
the assignee named above, or
as its agent.

                             STATEMENT OF INSURANCE

     The MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at First Trust National Association, as trustee (the "Trustee"), St. Paul, Minnesota.

     The Insurer in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy") thereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received from the Insurer by the Trustee or its successor, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations (as that term is described below) unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         "Obligations" shall mean:

         $29,923,173 BSMSI Pass-Through Certificates, Series 1996-2,
         Class A-1.

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related distribution is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

         As used herein, the following terms shall have the following meanings:

         "Agreement" means the Pooling Agreement dated as of April 1, 1996 among BSMSI, as depositor, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means the excess, if any, of the sum of the Interest Distribution Amount and the Principal Distribution Amount over Available Funds (each as defined in the Agreement).

     "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Certificate to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner of the Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.


                        FIRST TRUST NATIONALASSOCIATION,
                   Not in its individual capacity but solely
                             as Trustee


                               By:________________________________________
                                  Name:
                                  Title:


THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRRED TO IN THE WITHIN-MENTIONED AGREEMENT.


                           FIRST TRUST NATIONAL ASSOCIATION,
                           as Certificate Registrar


                               By:_______________________________________
                                  Name:
                                  Title:


Dated:

                                   EXHIBIT B

                                                             EXECUTION COPY


                          MBIA INSURANCE CORPORATION,
                                   as Insurer


                     BEAR STEARNS MORTGAGE SECURITIES INC.,
                                  as Depositor

                   BEAR STEARNS MORTGAGE CAPITAL CORPORATION,
                                   as Company

                                      and


                       FIRST TRUST NATIONAL ASSOCIATION,
                                   as Trustee



                              INSURANCE AGREEMENT

                                  $29,923,173
                     Bear Stearns Mortgage Securities Inc.
                           Pass-Through Certificates
                                 Series 1996-2
                            Class A-I Certificates

                           Dated as of April 1, 1996

                               TABLE OF CONTENTS

     (This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in
Article I of this Agreement.)

                                                                           PAGE

                                    ARTICLE I

DEFINITIONS................................................................1

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.              Representation and Warranties of the Depositor
                           and the Company.................................4
Section 2.02.              Affirmative Covenants of the Depositor and the
                           Company.........................................7
Section 2.03.              Negative Covenants of the Depositor............11
Section 2.04.              Negative Covenant of the Trustee...............12

                                   ARTICLE III

                            THE POLICY; REIMBURSEMENT

Section 3.01.              Issuance of the Policy.........................12
Section 3.02.              Payment of Fees and Premium....................14
Section 3.03.              Reimbursement and Additional Payment
                           Obligation.................................... 14
Section 3.04.              Indemnification; Limitation of Liability.......16
Section 3.05.              Payment Procedure to the Insurer...............17

                                   ARTICLE IV

                               FURTHER AGREEMENTS

Section 4.01.              Effective Date; Term of the Insurance
                           Agreement.......................................18
Section 4.02.              Further Assurances and Corrective Instruments...18
Section 4.03.              Obligations Absolute............................18
Section 4.04.              Assignments; Reinsurance; Third-Party Rights....19
Section 4.05.              Liability of the Insurer........................19
Section 4.06.              Trustee and Depositor To Join in Enforcement
                           Action..........................................20
Section 4.07.              Obligation of the Company.......................20

                                   ARTICLE V

                               DEFAULTS; REMEDIES

Section 5.01.  Defaults...................................................20
Section 5.02.  Remedies; No Remedy Exclusive..............................21
Section 5.03.  Waivers....................................................22

                                   ARTICLE VI

                                 MISCELLANEOUS

Section 6.01.  Amendments, Etc............................................22
Section 6.02.  Notices....................................................22
Section 6.03.  Severability...............................................24
Section 6.04.  Governing Law..............................................24
Section 6.05.  Consent to Jurisdiction....................................24
Section 6.06.  Consent of the Insurer.....................................24
Section 6.07.  Counterparts...............................................25
Section 6.08.  Headings...................................................25
Section 6.09.  Trial by Jury Waived.......................................25
Section 6.10.  Limited Liability..........................................25
Section 6.11.  Entire Agreement...........................................25

TESTIMONIUM
SIGNATURES

                               INSURANCE AGREEMENT


                  INSURANCE AGREEMENT (this "Insurance Agreement"), dated as of April 1, 1996 by and among Bear Stearns Mortgage Securities Inc., as depositor (together with its permitted successors and assigns, the "Depositor"), Bear Stearns Mortgage Capital Corporation, as Company (the "Company"), MBIA Insurance Corporation (the "Insurer") and First Trust National Association, as Trustee (the "Trustee).

                  WHEREAS, the Pooling Agreement dated as of April 1, 1996 relating to the $29,923,173 Bear Stearns Mortgage Securities Inc., Pass-Through Certificates, Series 1996-2, Class A-1 Certificates, by and among the Depositor and the Trustee (the "Pooling Agreement") provides for, among other things, the issuance of pass-through certificates, representing fractional ownership interests in the trust estate established thereby and the Insurer has issued its certificate guaranty insurance policy (the "Policy") that guarantees certain payments due from the Trust (as defined herein) on the Securities;

                  WHEREAS, the Insurer shall be paid an insurance premium pursuant to this Insurance Agreement, and the details of such premium are set forth herein; and

                  WHEREAS, the Depositor and the Company have undertaken certain obligations in consideration for the Insurer's issuance of the Policy;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Pooling Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof " "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

                  "Business D" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, or in the city in which the corporate trust office of the Trustee under the Pooling Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

                  "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" means the letter of commitment from the Insurer to the Depositor dated May 3, 1996.

     "Date of Issuance" means the date on which the Policy is issued as specified therein.

     "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

     "Event of Default" means any event of default specified in Section 5.01 of this Insurance Agreement.

     "Financial Statements" means, with respect to the Company, the balance sheets and the statements of income, retained earnings and cash flows and the notes thereto provided to the Insurer.

     "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

     "Indemnification Agreement" means the Indemnification Agreement dated as of May 2, 1996 between the Insurer, the Depositor, the Company and the Underwriter.

     "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

     "Late Payment Rate" means, for any Distribution Date, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Material Adverse Change" means, in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Exhibit A to the Policy.

     "Offering Document" means the Prospectus dated February 23, 1996 and the Prospectus Supplement thereto dated May 2, 1996, of the Depositor in respect of the Securities, (and any amendment or supplement thereto) and any other offering document in respect of the Securities prepared by the Depositor that makes reference to the Policy.

     "Owners" means registered holders of the Securities.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

     "Premium" means the premium payable in accordance with Section 3.02 of this Insurance Agreement.

     "Purchase Agreement" means the Purchase Agreement dated as of May 2, 1996 between Bear, Stearns & Co. Inc. and Bear Stearns Mortgage Securities Inc. relating to the sale of the Pooled Certificates.

     "Registration Statement" means the registration statement on Form S-3, including a form of prospectus, relating to the Securities, as amended or supplemented to the date hereof.

     "Securities" means the Class A-1 Certificates issued by the Trust pursuant to the Pooling Agreement.

     "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Term of the Insurance Agreement" shall be determined as provided in
Section 4.01 of this Insurance Agreement.

     "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

     "Transaction Documents" means this Insurance Agreement, the
Indemnification Agreement, the Commitment, the Pooling Agreement, the Underwriting Agreement, the Securities, the Offering Document and the Purchase Agreement.

     "Trust" means the trust created pursuant to the Pooling Agreement.

     "Trustee" means First Trust National Association, as trustee under the Pooling Agreement, and any successor to the Trustee under the Pooling Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Underwriter" means Bear, Stearns & Co. Inc.

     "Underwriting Agreement" means the Underwriting Agreement (including the Terms Agreement thereto) between the Underwriter and the Depositor with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01. REPRESENTATION AND WARRANTIES OF THE COMPANY. Each of the Depositor and the Company represents, warrants and covenants, each as to those matters relating to itself, as of the date hereof and as of the Date of Issuance, as follows:

     (a) Due Organization and Qualification. The Depositor is a Corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Depositor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

                  (b) Power and Authority. The Depositor and the Company each have all necessary corporate power and authority to conduct their respective business as currently conducted and, as described in the Offering Document, to execute, deliver and perform their respective obligations under the Transaction Documents and to consummate the Transaction.

                  (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Depositor and the Company have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Depositor's or the Company's stockholder, which have not previously been obtained or given.

                  (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Depositor or the Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:

                           (i) conflicts with or results in any breach or
                  violation of any provision of its certificate of incorporation or bylaws or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over it;

                           (ii) constitutes a default by it under or a breach
                  of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which it is a party or by which any of its respective properties, which are individually or in the aggregate material to it, is or may be bound or affected; or

                           (iii) results in or requires the creation of any lien upon or in respect of any of its assets.

                  (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Depositor or the Company or any of its subsidiaries or affiliates, or any properties or rights of the Depositor or the Company or any of its subsidiaries or affiliates, pending or, to the Depositor's or the Company's knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Company or the Depositor.

                  (f) Valid and Binding Obligations. The Securities, when executed, authenticated and issued in accordance with the Pooling Agreement, and the Transaction Documents (other than the Securities), when executed and delivered by the Depositor and the Company, will constitute the legal, valid and binding obligations of the Depositor and the Company and the Trust, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. Neither the Depositor nor the Company will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Depositor, the Company and the Trust, as applicable.

                  (g) Financial Statements. The Financial Statements of the Company, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Company. Except as disclosed in the Financial Statements, the Company is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in the Depositor or the Company.

                  (h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Depositor or the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Depositor or the Company.

                  (i) Taxes. The Depositor, the Company and the Depositor's and the Company's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Depositor or the Company.

                  (j) Accuracy of Information. Neither the Transaction Documents, nor other information relating to the Pooled Certificates, the operations or the financial condition of the Depositor or the Company (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer by the Depositor, the Company or the Underwriter contain any statement of a material fact by the Depositor or the Company which was untrue or misleading in any material adverse respect when made. Neither the Depositor nor the Company has knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Depositor or the Company. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Depositor or the Company that would render any of the Documents untrue or misleading in a material respect.

                  (k) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the headings "DESCRIPTION OF THE CERTIFICATES-The Certificate Guaranty Insurance Policy" and "MBIA INSURANCE CORPORATION" or the consolidated financial statements of the Insurer included in the Offering Document. Neither the offer nor the sale of the Securities has been or will be in violation of the Securities Act or any other federal or state securities laws. The Trust is not required to be registered as an "investment company" under the Investment Company Act.

                  (l) Transaction Documents. Each of the representations and warranties of the Depositor and of the Company contained in the Transaction Documents is true and correct in all material respects, and the Depositor and the Company each hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

                  (m) Solvency. The Depositor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Depositor will not be left with an unreasonably small amount of capital with which to engage in its business, nor does the Depositor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Depositor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Depositor, the Trust or any of their assets.

                  (n) Principal Place of Business. The principal place of business of the Depositor is located in New York, New
         York.

                  (o) Documents. Each transaction document and disclosure document related to each of the Pooled Certificates which was provided to the Insurer by the Depositor, the Company or the Underwriter is an accurate and most recent version of such document as in effect on the Closing Date.

         Section 2.02. AFFIRMATIVE COVENANTS OF THE DEPOSITOR AND THE COMPANY. Each of the Depositor and the Company hereby agrees, each as to those matters relating to itself, that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                  (a) Compliance With Agreements and Applicable Laws. The Depositor shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it.

                  (b) Corporate Existence. Each of the Depositor, the Company, their successors and assigns, shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of incorporation and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws. Notwithstanding the foregoing, each of the Depositor and the Company shall be entitled to merge or consolidate with or into any Person, or transfer all or substantially all of its assets to any Person without the consent of the Insurer so long as such merger, consolidation or transfer of assets will not adversely affect the shadow rating granted by each Rating Agency to the Insurer in connection with the Transaction.

                  (c) Financial Statements; Accountants' Reports; Other Information. The Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction. The Depositor or the Company, as applicable, shall furnish or cause to be furnished to the Insurer:

                           (i) Certain Information. Upon the reasonable request
                  of the Insurer, the Company shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Company files with, or delivers to, the Commission or any national securities exchange.

                           (ii) Other Information. Promptly upon receipt
                  thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Depositor pursuant to the terms of the Pooling Agreement or the Underlying Agreements and, promptly upon request, such other data as the Insurer may reasonably request.

                  The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Depositor pursuant to this subsection 2.02(c) to the extent provided in subsection 2.02(d) hereof.

                  (d) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Depositor shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

                           (i) to inspect the books and records of the Depositor as they may relate to the Securities, the obligations of the Depositor under the Transaction Documents and the Transaction;

                           (ii) to discuss the affairs, finances and accounts of the Depositor with the chief operating officer and the chief financial officer of the Depositor; and

                           (iii) with the Depositor's consent, which consent
                  shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Depositor with the Depositor's independent accountants, provided that an officer of the Depositor shall have the right to be present during such discussions.

                  Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Depositor.

                  The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify the Depositor of such request(s) so that the Depositor may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose, provided that a copy of all information disclosed is provided to the Depositor promptly upon such disclosure.

                  (f) Notice Of Material Events. The Depositor shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

                           (i) the submission of any claim or the initiation or
                  threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Depositor that (A) could be required to be disclosed to the Commission or (B) could result in a Material Adverse Change with respect to the Depositor, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Depositor;

                           (ii)     any change in the location of the
                  Depositor's principal offices or any change in the location of the Depositor's books and records;

                           (iii) the occurrence of any Default or Event of Default or of any Material Adverse Change with respect to itself;

                           (iv) the commencement of any proceedings by or
                  against the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Depositor or any of its assets;

                           (v) the receipt of notice that (A) the Depositor is
                  being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Depositor's business is to be, or may be suspended or revoked, or (C) the Depositor is to cease and desist any practice, procedure or policy employed by the Depositor in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Depositor; or

                           (vi) the receipt of notice of the downgrade or withdrawal of the rating assigned to any Pooled
                  Certificate.

                  (g) Further Assurances. The Depositor shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, the Depositor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof.

                  (h) Maintenance of Licenses. The Depositor, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

                  (i) Redemption of Securities. The Depositor shall instruct the Trustee, upon redemption of the Securities pursuant to the Offering Document or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or other payment of all of the Securities to surrender the Policy to the Insurer for cancellation.

                  (j) Disclosure Document. Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

                  (k) Third-Party Beneficiary. The Depositor agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Pooling Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

                  (l) Amendments. The Depositor will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect and agrees that it will not make any change or amendment to any Transaction Document without the prior written consent of the Insurer thereto.

                  (m) Closing Documents. The Depositor shall provide or cause to be provided to the Insurer an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

                  (n) Preference Payments. With respect to any Preference Amount (as defined in the Policy), the Depositor shall provide to the Insurer upon the request of the
         Insurer:

                           (i) a certified copy of the final nonappealable
                  order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts of amounts included in previous distributions under
                  Section 3.05 of the Pooling Agreement to any Owner pursuant to the United States Bankruptcy Code;

                           (ii) an opinion of counsel satisfactory to the
                  Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

                           (iii) an assignment in such form as reasonably
                  required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Trustee and any Certificateholder relating to or arising under the Underlying Mortgage Loans or Pooled Certificates against the debtor which made such preference payment or otherwise with respect to such preference amount; and

                           (iv) appropriate instruments to effect (when
                  executed by the affected party) the appointment of the Insurer as agent for the Trustee and any Certificateholders in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

                  Section 2.03. NEGATIVE COVENANTS OF THE DEPOSITOR. The Depositor hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                  (a) Impairment of Rights. The Depositor shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause
         (ii) of the definition of Material Adverse Change with respect to the Depositor, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Depositor shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Depositor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

                  (b) Waiver, Amendments, Etc. Except in accordance with the Transaction Documents, the Depositor shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents without the consent of the Insurer.

                  Section 2.04. NEGATIVE COVENANT OF THE TRUSTEE. The Trustee shall not agree to or acquiesce in any amendment, modification or waiver of any Transaction Document without the written consent of the Insurer.

                                   ARTICLE III

                            THE POLICY; REIMBURSEMENT

                  Section 3.01. ISSUANCE OF THE POLICY. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

                  (a) Payment of Initial Premium and Expenses. The Insurer shall have been paid, by the Depositor, that portion of a nonrefundable Premium payable on the Closing Date and the Depositor shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 as payable, and the Insurer shall have received a fully executed copy of the Commitment.

                  (b) Transaction Documents. The Insurer shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

                  (c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the certificate of incorporation and bylaws of the Depositor and (ii) the resolutions of the Depositor's Board of Directors authorizing the issuance of the Securities and the execution, delivery and performance by the Depositor of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Depositor (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

                  (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Depositor certifying the names and signatures of the officers of the Depositor authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

                  (e) Representations and Warranties; Certificate. The representations and warranties of the Depositor set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and the Insurer shall have received a certificate of appropriate officers of the Depositor to that effect.

                  (f)  Opinions of Counsel.

                           (i) The law firm of Stroock & Stroock & Lavan shall
                  have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Depositor and the validity and enforceability of the Transaction Documents against the Depositor.

                           (ii) The law firm of Stroock & Stroock & Lavan shall
                  have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the sale of the Pooled Certificates and the tax treatment of payments on the Securities under federal and New York tax laws.

                           (iii) The Insurer shall have received such other
                  opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request.

                  (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of the Depositor, required in connection with the Transaction.

                  (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

                  (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

                  (j) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Securities shall have been satisfied.

                  (k) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Policy constitutes a "AAA" risk by S&P and a "Aaa" risk by Moody's; that the Securities, when issued, will be rated "AAAr" by S&P and "Aaa" by Moody's; and that the Pooled Certificates have a rating of "AAA" or "AAAr" by S&P and "Aaa" by Moody's as indicated to the Certificate Insurer.

                  (l) No Default. No Default or Event of Default shall have occurred.

                  (m) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.

                  (n) Underwriting Agreement. The Insurer shall have received copies of each of the documents, and specifically be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement.

                  (o) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Securities conform to the terms of the Pooling Agreement, the Commitment, the Registration Statement, the Offering
         Document and this Insurance Agreement.

                  (p) Compliance with Commitment. All other terms, conditions and requirements of the Commitment shall have been satisfied.

                  (q) Distribution Date Statements. The Insurer shall have received a copy of each Pooled Certificate
         Distribution Date Statement that was delivered in April 1996 relating to each Pooled Certificate.

         Section 3.02. PAYMENT OF FEES AND PREMIUM.

                  (a) Legal and Accounting Fees The Depositor shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy in accordance with the terms of the Commitment and any fees of the Insurer's auditors payable in respect of the Offering Document. Any fees of the Insurer's auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Depositor on demand.

                  (b) Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium in accordance with the terms of the Commitment directly from the Depositor on or before the Date of Issuance. The Premium paid hereunder shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. The Depositor shall make all payments of Premium to be made by it by wire transfer to an account designated by the Insurer by written notice to the Depositor.

         Section 3.03. REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION. (a) In accordance with the priorities established in Section 3.05 of the Pooling Agreement, the Insurer shall be entitled to reimbursement from Available Funds for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

         (b) The Trustee agrees to pay to the Insurer as follows: anything in subsection 3.03(a) to the contrary notwithstanding, the Insurer shall be entitled to reimbursement from the Trustee for payments made under the Policy, arising as a result of the Trustee's failure to deposit into the Certificate Account any amount received by it and required to be so deposited pursuant to the Pooling Agreement together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

         (c) The Depositor agrees to pay to the Insurer as follows: anything in subsection 3.03(a) to the contrary notwithstanding, the Insurer shall be entitled to reimbursement from the Depositor for payments made under the Policy, arising as a result of (A) the Depositor's failure to repurchase any Pooled Certificates required to be repurchased by the Depositor pursuant to
Section 2.03 of the Pooling Agreement, or (B) the Depositor's or any of its Affiliate's failure to deposit into the Certificate Account any amount it receives on the Pooled Certificates with respect to payments due on the Pooled Certificates after the related Pooled Certificate Distribution Dates occurring in April 1996, and in the case of either (A) or (B), together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

         (d) The Depositor agrees to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction or (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents.

         (e) The Trustee and the Depositor, as applicable, agree to pay to the Insurer as follows: interest on any and all amounts described in subclauses
(b), (c), (d) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate per annum.

         (f) The Depositor agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Depositor, respectively, including, without limitation, any amounts payable by the Depositor pursuant to the Securities or any other Transaction Documents.

         (g) Following termination of the Pooling Agreement pursuant to Section
7.01 thereof, the Depositor agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

         All such amounts are to be immediately due and payable without demand.

         Section 3.04. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Depositor and any successors thereto agree to pay, and to protect, indemnify, and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, and each person, if any, who controls the Insurer within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                  (i) to the extent not covered by the Indemnification Agreement, any act or omission of the Depositor, in connection with the offering, issuance, sale or delivery of the Securities other than by reason of false or misleading information provided by the Insurer in writing for inclusion in the Offering Document as specified in the Indemnification Agreement, or the allegation thereof;

                  (ii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Depositor;

                  (iii) the violation by the Depositor of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Securities or the transactions contemplated by the Transaction Documents;

                  (iv) the violation by the Depositor of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Mortgage Loans or Pooled Certificates;

                  (v) the breach by the Depositor of any of its obligations under this Agreement or any of the Transaction Documents; and

                  (vi) the breach by the Depositor of any representation or warranty on the part of the Depositor contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

This indemnity provision shall survive the termination of this Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

         (b) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Depositor under this Section 3.04, notify the Depositor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Depositor of the commencement thereof, the Depositor shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Depositor to such indemnified party of its election so to assume the defense thereof, the Depositor shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Depositor in accordance with the terms of this subsection (b), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the Depositor. The Depositor shall not be liable for any settlement of any action or claim effected without its consent.

         Section 3.05. PAYMENT PROCEDURE TO THE INSURER. In the event of any payment by the Insurer, the Trustee and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Pooling Agreement on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

         Section 4.01. EFFECTIVE DATE; TERM OF THE INSURANCE AGREEMENT. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Depositor or from any other source under the Transaction Documents and all amounts payable under the Securities have been paid in full; provided, however, that the provisions of Sections 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

         Section 4.02. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. (a) Excepting at such times as a default in payment under the Policy shall exist or shall have occurred, neither the Depositor nor the Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the written consent of the Insurer shall be null and void and of no force or effect.

         (b) To the extent permitted by law, the Depositor agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

         Section 4.03. OBLIGATIONS ABSOLUTE. (a) The obligations of the Depositor and the Company hereunder shall be absolute and unconditional.

         (b) The Depositor and any and all others who are now or may become liable for all or part of the obligations of the Depositor under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Depositor; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof, (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

         (c) Nothing herein shall be construed as prohibiting the Depositor from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

         Section 4.04. ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS. (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Trustee, the Company nor the Depositor may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer.

         (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

         (c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

         (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Depositor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or from any other amounts paid by the Depositor, the Trustee or the Company pursuant to Section 3.02, 3.03, 3.04 or 4.07 hereof.

         Section 4.05. LIABILITY OF THE INSURER. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

         Section 4.06. TRUSTEE AND DEPOSITOR TO JOIN IN ENFORCEMENT ACTION. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Pooled Certificates, the Trustee and the Depositor agree to join in any action initiated by the Trust or the Insurer for the protection of such right or exercise of such remedy.

         Section 4.07. OBLIGATION OF THE COMPANY. The Company agrees, for the sole and exclusive benefit of the Insurer, in consideration of and as an inducement to the Insurer's agreement to issue the Policy, to indemnify and hold harmless the Insurer against any damages resulting from (a) the inaccuracy of any of the representations and warranties of the Depositor contained in
Article II hereof, or (b) the breach by the Depositor of the Depositor's obligations under Sections 3.03 and 3.04 hereof.

                                    ARTICLE V

                               DEFAULTS; REMEDIES

         Section 5.01.  DEFAULTS.  The occurrence of any of the
following events shall constitute an Event of Default hereunder:

                  (a) Any representation or warranty made by the Depositor or the Trustee hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;

                  (b)(i) The Depositor or the Trustee shall fail to pay when due any amount payable by the Depositor or the Trustee hereunder or
         (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or the Pooling Agreement is not valid and binding on the Depositor or the Company;

                  (c) Any failure on the part of the Depositor or the Trustee duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Depositor or the Trustee contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor or the Trustee, as applicable, by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer);

                  (d) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

                  (e) The Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or of or relating to all or substantially all of the property of it; or

                  (f) The Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         Section 5.02. REMEDIES; NO REMEDY EXCLUSIVE. (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

                  (i) declare all indebtedness of every type or description then owed by the Depositor, the Trustee or the Company to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable;

                  (ii) exercise any rights and remedies under the Pooling Agreement in accordance with the terms of the Pooling Agreement or direct the Trustee to exercise such remedies in accordance with the terms of the Pooling Agreement; or

                  (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under this Insurance Agreement or the Pooling Agreement or to enforce performance and observance of any obligation, agreement or covenant of the Depositor the Trustee or the Company under this Insurance Agreement or the Pooling Agreement.

         (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Pooling Agreement or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the Pooling Agreement upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article.

         Section 5.03. WAIVERS. (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

         (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Depositor and the Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01. AMENDMENTS, ETC. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Depositor agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Trustee and the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

         Section 6.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

         (a)      To the Insurer:

                  MBIA Insurance Corporation
                  113 King Street
                  Armonk, NY 10504
                  Attention:  Insured Portfolio Management -
                                      Structured Finance (IPM-SF)
                             (BSMSI Series 1996-2)
                          Telecopy No.: (914) 765-3164
                          Confirmation: (914) 273-4545

         (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

         (b)  To the Depositor:

                  Bear Stearns Mortgage Securities Inc.
                  245 Park Avenue
                  New York, NY  10167
                  Attention:  Sara Bonesteel
                  Telecopy No.:  (212) 272-2718
                  Confirmation:  (212) 272-6413

         (c)      To the Trustee:

                  First Trust National Association
                  First Trust Center
                  180 East Fifth Street
                  St. Paul, MN  55101
                  Attention:  Structured Finance Administration
                  Telecopy No.:  (612) 244-0089
                  Confirmation:  (612) 244-0727

         (d)  To the Company:

                  Bear Stearns Mortgage Capital Corporation
                  245 Park Avenue
                  New York, NY 10167
                  Attention:  Jean Langen
                  Telecopy No.: (212) 272-2718
                  Confirmation: (212) 272-6413

         A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

         Section 6.03. SEVERABILITY. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

         Section 6.04. GOVERNING LAW. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 6.05. CONSENT TO JURISDICTION. (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) Nothing contained in this Insurance Agreement shall limit or affect the Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Depositor, the Trustee or the Company or its or their property in the courts of any jurisdiction.

         Section 6.06. CONSENT OF THE INSURER. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

         Section 6.07. COUNTERPARTS. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

         Section 6.08. HEADINGS. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

         Section 6.09. TRIAL BY JURY WAIVED. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(B) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

         Section 6.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

         Section 6.11. ENTIRE AGREEMENT. This Insurance Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.


                       MBIA INSURANCE CORPORATION


                       By _______________________________
                       Title ____________________________


                       BEAR STEARNS MORTGAGE SECURITIES
                       INC., as Depositor


                       By _______________________________
                       Title ____________________________


                        FIRST TRUST NATIONAL ASSOCIATION,
                        as Trustee


                       By _______________________________
                       Title ____________________________


                       BEAR STEARNS MORTGAGE CAPITAL
                       CORPORATION, as Company


                       By ______________________________
                       Title ___________________________

                                   SCHEDULE A

                               POOLED CERTIFICATES


                                                            CLASS % IN
FULL NAME OF SERIES (1)                                       TRUST

    POOLED PO CERTIFICATES

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1993-
S40, Class A-11 ("RFC 1993-S40")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1994-S1,
Class A-20 ("RFC 1994-S1")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1994-
S13, Class A-5 ("RFC 1994-S13")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1994-S7,
Class A-14 ("RFC 1994-S7")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1993-
S45, Class A-17 ("RFC 1993-S45")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1993-
S39, Class A-15(2) ("RFC 1993-S39")

Residential Funding Mortgage Securities I, Inc.,                 100%
Mortgage Pass-Through Certificates, Series 1993-
S31, Class A-8 ("RFC 1993-S31")

Bear Stearns Mortgage Securities Inc., Mortgage                  100%
Pass-Through Certificates, Series 1993-10,
Class P(3) ("BSMSI 1993-10")

Chase Mortgage Finance Corporation, Multi-Class                53.46%
Mortgage Pass-Through Certificates, Series 1993P,
Class A-P ("Chase 1993P")

- -----------------
      (1) Unless otherwise specified in a footnote to this Schedule A, the entire series was issued in physical certificate form.

      (2) $677.85 original principal balance is in physical certificate form and $5,017,000.00 original principal balance is in book entry form.

      (3) $744.43 original principal balance is in physical certificate form and $1,002,000.00 original principal balance is in book entry form.

CMC Securities Corporation III, Collateralized                 100%
Mortgage Obligations, Series 1994-E,
Class E-APO(4)("CMC III 1994-E")

PaineWebber Mortgage Acceptance Corporation IV,                100%
Mortgage Pass-Through Certificates, Series 1994-7,
Class A-8 ("PMAC IV 1994-7")

Sears Mortgage Securities Corporation, Mortgage                100%
Pass-Through Certificates, Series 1993-9,
Class P ("SMSC 1993-9")

Chase Mortgage Finance Corporation, Multi-Class                100%
Mortgage Pass-Through Certificates, Series 1993N,
Class A-P ("Chase 1993N")

     POOLED IO CERTIFICATES

The Prudential Home Mortgage Securities Company,               100%
Inc., Mortgage Pass-Through Certificates, Series
1993-50, Class A-14(5)("PHMSC 1993-50")

The Prudential Home Mortgage Securities Company,             11.40%
Inc., Mortgage Pass-Through Certificates, Series
1993-51, Class A-21(6) ("PHMSC 1993-51")



- ------------------

(4) $1,199,144.00 original principal amount is in book entry form, there is no physical certificate for this series.

(5) The notional amount for this series was $353,481,228.32 and the annual pass-through rate was 0.501035% for the period from March 1 to March 30, 1996.

(6) The notional amount for this series was $60,665,655.00 and the annual pass-through rate was 0.548999% for the period from March 1 to March 30, 1996.


                                                                          RATINGS(7)
SERIES                      CURRENT PRINCIPAL BALANCE       S&P          M      F         D&P
RFC 1993-S40                 $4,374,978.27                  AAA          -      AAA        -
RFC 1994-S1                  $5,027,818.91                  AAA          -      AAA        -
RFC 1994-S13                 $2,197,791.62                  AAA          -      AAA        -
RFC 1994-S7                  $  410,414.58                  AAA          -      AAA        -
RFC 1993-S45                 $2,560,131.23                  AAA          -      AAA        -
RFC 1993-S39                 $4,612,876.68                  AAA          -      AAA        -
RFC 1993-S31                 $1,377,317.85                  -           Aaa     AAA        -
BSMSI 1993-10                $  904,484.30                  -           Aaa     AAA        -
CHASE 1993P                  $1,291,002.05                  -           Aaa     AAA        -
CMC III 1994-E               $1,109,561.90                  AAA          -       -         AAA
PMAC IV 1994-7               $1,031,734.66                  AAA          -       -         AAA
SMSC 1993-9                  $3,220,696.41                   -          Aaa     AAA         -
CHASE 1993N                  $1,804,364.66                   -          Aaa     AAA         -
PHMSC 1993-50                $    1,000.00                   -          Aaa     AAA         -
PHMSC 1993-51                $      100.00                   -          Aaa     AAA         -


- ---------------

f7)       Key:     S&P      =        Standard & Poor's Investor Services, a
                                     division of The McGraw Hill Companies, Inc.
                     M      =        Moody's Investor Service, Inc.
                     F      =        Fitch Investors Service, L.P.
                     D&P    =        Duff & Phelps Inc.